Exhibit 10.14

CONTRIBUTION AGREEMENT

by and among

Glenborough Fund XIV, L.P.

Glenborough Acquisition, LLC

Hudson Pacific Properties, L.P.

and

Hudson Pacific Properties, Inc.

Dated as of February 15, 2010

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ii

EXHIBIT LIST

		SECTION FIRST REFERENCED
EXHIBITS

A-1	Contributor’s Properties and Partnerships	Recital D

A-2	Additional Participating Properties and Participating Partnerships	Recital H

B	Form of Contribution and Assumption Agreement	1.1

C	Representations, Warranties and Indemnities of Contributor	Recital E

D	Total Consideration	1.6

E	Form of Tenant Estoppel Certificate	2.1(a)(v)

F	Form of Registration Rights Agreement	2.4(a)

G	Form of Lock-up Agreement	2.4(b)

H	Form of Pledge Agreement	2.4(c)

I	Leasing Parameters	4.1(b)(i)

J	Form of Tax Protection Agreement	Recital G

SCHEDULES

1.2	Contributed Assets and Assumed Agreements	1.2

1.3	Excluded Assets	1.3

1.4	Assumed Liabilities	1.4

1.5	Excluded Liabilities	1.5

1.6	Existing Loans	1.6

2.1(a)(v) Required Tenant Estoppels		2.1(a)(v)

2.6(b)(viii) Assumed Tenant Inducement Costs and Prorated Tenant Inducement Costs		2.6(b)(viii)

APPENDICES

A	Disclosure Schedule	3.3

B	Form of Articles of Amendment and Restatement	4.4

C	Form of Amended and Restated Bylaws	Exhibit C

D	Form of Amended and Restated Agreement of Limited Partnership	1.1

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CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of February 15, 2010 (the “Effective Date”) by and among Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), Glenborough Fund XIV, L.P., a Delaware limited partnership (“Contributor”), and Glenborough Acquisition, LLC, a Delaware limited liability company and general partner of the Contributor (“Glenborough GP”).

RECITALS

A. The Operating Partnership desires to consolidate the ownership of a portfolio of properties (the “Participating Properties”) through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire direct interests in the Participating Properties (the “Property Interests”) or, directly or indirectly, some or all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively, the “Participating Partnerships”), which currently own or ground lease, directly or indirectly, the Participating Properties, or a combination of the foregoing.

B. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock (“Common Stock”) of the Company, which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and which is the sole general partner of the Operating Partnership.

C. The owners of the Property Interests and the partners and members of the Participating Partnerships will either transfer their Property Interests or interests in the Participating Partnerships, as applicable, to the Operating Partnership in exchange for cash, shares of Common Stock, common units of limited partnership interest (“OP Units”) in the Operating Partnership and/or preferred units of limited partnership interest (“Series A Preferred OP Units”) in the Operating Partnership.

D. The Contributor owns interests in the Participating Partnerships set forth opposite the Contributor’s name on Exhibit A-1 (each such Participating Partnership in which the Contributor owns an interest, a “Partnership,” and collectively, the “Partnerships”), which Partnerships own, directly or indirectly, fee interests in the Participating Properties set forth on Exhibit A-1 (each such Participating Property in which a Partnership owns a direct or indirect interest, a “Property” and together the “Properties”). As used herein, “Partnership Agreement” means the respective partnership agreement, limited liability company agreement or membership agreement, as applicable, under which each Partnership was formed (including all amendments or restatements).

E. The Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership, all of its right, title and interest, free and clear of all Liens (as defined in Exhibit C), as a partner or member in each of the Partnerships set forth opposite the Contributor’s name on Exhibit A-1, including, without limitation, all of its voting rights and interests in the capital, profits and losses of such Partnerships or any property distributable therefrom, constituting all of its interests in and to such Partnerships (such right, title and interest in and to the Partnerships are hereinafter collectively referred to as the “Partnership Interests”), in exchange for cash, OP Units and/or Series A Preferred OP Units, as applicable, on the terms and subject to the conditions set forth herein, to be delivered to it or its designated nominees as set forth in Exhibit D hereto (each, a “Nominee,” and collectively, the “Nominees”). Certain rights and obligations of the Nominees shall be governed by a separate agreement between each of the Nominees, the Company and the Operating Partnership (the “Representation, Warranty and Indemnity Agreement”).

F. The Contributor acknowledges that, subject to the terms of Article 5, the Operating Partnership may decide that, rather than acquiring all of the direct and indirect interests in the entity that owns a certain Property or acquiring the Partnership Interests by direct transfer, it is more desirable for the Operating Partnership to acquire fee ownership of a particular Property by a direct contribution of such fee interests in the Property from the applicable Partnership (a “Direct Contribution”), or by a transfer of interests in a subsidiary of such Partnership to the Operating Partnership, the Company or an affiliate of either of them (a “Subsidiary Contribution”), or by a merger of such Partnership or a subsidiary thereof with and into the Company, the Operating Partnership or an affiliate of either of them (a “Merger”), or to divide such Partnership or a subsidiary thereof into more than one partnership to facilitate the Formation Transactions (a “Division”); and the Contributor desires to give the Operating Partnership the right, in the Operating Partnership’s sole discretion, to engage in any Direct Contribution, Subsidiary Contribution, Merger or Division on the terms and conditions described herein without the need to seek any further consent or action of the Contributor, and will give hereby an irrevocable power of attorney as set forth in Article 6 hereof and irrevocable consents as set forth in Section 5.1 hereof.

G. As a condition to its willingness to enter into this Agreement, the Contributor desires to direct the Operating Partnership to issue certain of the OP Units and/or Series A Preferred OP Units to certain of the Nominees as set forth on Exhibit D, and for the Operating Partnership to enter into a tax protection agreement with the Contributor and certain of the Nominees, which agreement shall be in substantially the form attached hereto as Exhibit J (the “Tax Protection Agreement”), pursuant to which (i) the Operating Partnership will agree to make certain secured or unsecured indebtedness, as applicable, available for such Nominees to guarantee, (ii) those Nominees will agree to guarantee all or a portion of such secured or unsecured indebtedness pursuant to a debt guarantee agreement (“Debt Guarantee Agreement”) in substantially the form attached to the Tax Protection Agreement as Annex D-1 or Annex D-2, as applicable, (iii) the Operating Partnership will agree not to enter into certain taxable dispositions of the Properties for various periods, as applicable, and (iv) the Operating Partnership will agree to use the “traditional method” for purposes of making allocations under Section 704(c) of the Code with respect to the Properties. The Operating Partnership is willing to accommodate the foregoing by issuing such OP Units and/or Series A Preferred OP Units to such Nominees and paying cash and issuing OP Units and/or Series A Preferred OP Units to the Contributor as set forth on Exhibit D and entering into a Tax Protection Agreement and/or Debt Guarantee Agreement with such Nominees and the Contributor, as applicable. In connection with such issuances, each Nominee shall make certain representations and warranties, execute certain ancillary agreements and documents and be bound by certain covenants, in each case, as set forth in an agreement between the Operating Partnership and each such Nominee.

H. The parties acknowledge that the Operating Partnership’s (i) acquisition of the Partnership Interests, the Contributed Assets and the Assumed Agreements (each as defined in Section 1.2), and (ii) assumption of the Assumed Liabilities (as defined in Section 1.4 below), is in anticipation of the consummation of the Formation Transactions and the Public Offering. It is understood that the Operating Partnership expects to acquire in the Formation Transactions the additional Participating Properties and Participating Partnerships indicated on Exhibit A-2 hereto, and may acquire interests in additional properties with the proceeds of the Public Offering.

I. The parties acknowledge that in connection with the Formation Transactions and in consideration of the receipt of the Total Consideration (as defined in Section 1.7 herein), the Contributor, pursuant to this Agreement, and the Nominees, pursuant to the Representation, Warranty and Indemnity Agreement, are making certain representations, warranties and covenants to the Operating Partnership and the Company, as more particularly set forth in this Agreement and the Representation, Warranty and Indemnity Agreement, respectively.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION OF PARTNERSHIP INTERESTS

AND EXCHANGE FOR PARTNERSHIP UNITS

Section 1.1 Contribution of Partnership Interests. At the Closing (as defined in Section 2.2 herein) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, all of its right, title and interest to the Partnership Interests, including all of the Contributor’s rights and interests to the Partnerships and all rights to indemnification in favor of the Contributor under the agreements pursuant to which the Contributor or its affiliates acquired the Partnership Interests transferred pursuant to this Agreement, if any. The contribution of the Partnership Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit B attached hereto (the “Contribution and Assumption Agreement”). The parties shall take such additional actions and execute such additional documentation as may be required by each relevant Partnership Agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, the contemplated form of which is attached hereto as Appendix D (the “OP Agreement”), or as reasonably requested by the Operating Partnership in order to effect the transactions contemplated hereby. The Operating Partnership agrees to promptly provide the Contributor with a copy of any proposed changes to the OP Agreement from the form attached hereto as Appendix D. Additionally, the Contributor, the Operating Partnership and the Company agree that, from and after the Closing, the Contributor shall no longer be a Member or, if applicable, a Managing Member of any Partnership, and after the Closing shall have no obligations or responsibilities as a Member or Managing Member, as applicable, under any Partnership Agreement.

Section 1.2 Contribution of Property Interests and Other Assets. At the Closing and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver (or cooperate to cause the Partnership that owns the Property to be contributed by Direct Contribution to contribute, transfer, assign, convey and deliver, as applicable) to the Operating Partnership, and the Operating Partnership shall acquire and accept, (i) all of the Contributor’s right, title and interest in and to the Property Interests in the Properties, which Properties are listed on Schedule 1.2, if any, and (ii) all right, title and interest held directly or indirectly by the Contributor in (x) all “Fixtures and Personal Property” (defined as all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property used in connection with the operation or maintenance of the Properties; excluding, however, all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property owned by tenants, subtenants, guests, invitees, employees, easement holders, service contractors and other Persons who own any such property located on the Properties) related to such Properties, if any, (y) all intangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management or occupancy of such Properties, if any (the “Intangible Property,” and together with the Fixtures and Personal Property, the “Contributed Assets”), and (z) all agreements and arrangements related to such Properties, if any, to which the Contributor is a party, directly or indirectly, including without limitation, (1) all leases, licenses, tenancies, possession agreements and occupancy agreements with tenants of such Properties (“Leases”), if any, (2) all service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to any such Properties (“Service Contracts”), if any, and (3) those certain agreements listed on Schedule 1.2 (including without limitation, all Leases and Service Contracts listed on Schedule 1.2) (all such agreements and arrangements, collectively, the “Assumed Agreements”), and in each case, free and clear of any and all Liens, subject only to the Permitted Encumbrances (as defined in Exhibit C). The contribution of the Contributed Assets and the Assumed Agreements, if any, and the assumption of all obligations thereunder, shall be evidenced by the Contribution and Assumption Agreement. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all agreements and arrangements related to such Properties, if any, which are not Assumed Agreements shall not be contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto.

Section 1.3 Excluded Assets. Notwithstanding the foregoing, the parties expressly acknowledge and agree that all assets and properties of the Contributor set forth on Schedule 1.3, if any, shall be deemed “Excluded Assets” and not be contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto. Additionally, the following assets of each Partnership and the Contributor as of the Closing Date shall constitute “Excluded Assets” hereunder, and (as applicable) shall be distributed to, or reserved and retained by, the Contributor: subject to the prorations provisions set forth in Section 2.6 below, all cash, cash equivalents (including certificates of deposit), deposits with third parties, accounts receivable and any right to a refund or other payment relating to a period prior to the Determination Date (as defined in Section 2.6(f) below), including any real estate tax refund; bank accounts; claims or other rights against any present or prior member or members of such Partnership or their affiliates; any right of the Contributor or its constituent members, partners, employees, officers, directors, managers, advisers, agents or representatives to seek and obtain indemnification from any Entity pursuant to any agreements binding upon such Entity or under applicable law; any refund in connection with termination of such Partnership’s existing insurance policies; all contracts between such Partnership and any law or accounting firm prior to the Closing Date; any materials relating to the background or financial condition of a present or prior member of such Partnership; and the books and records of such Partnership (as opposed to the applicable Property) relating to contributions and distributions prior to the Closing.

Section 1.4 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Operating Partnership shall assume from the Contributor (or acquire the Properties subject to) and thereafter pay, perform or discharge in accordance with their terms all of the liabilities of the Contributor listed on Schedule 1.4, if any (the “Assumed Liabilities”).

Section 1.5 Excluded Liabilities. Notwithstanding the foregoing, the parties expressly acknowledge and agree that the Operating Partnership shall not assume or agree to pay, perform or otherwise discharge any liabilities, obligations or other expenses of the Contributor (or acquire the Properties subject thereto) other than the Assumed Liabilities, including, without limitation, all liabilities of the Contributor set forth on Schedule 1.5, if any (as further defined in Exhibit C, the “Excluded Liabilities”), and such Excluded Liabilities shall not be contributed, transferred, assigned, conveyed or delivered to the Operating Partnership pursuant to this Agreement, and the Operating Partnership shall not have any rights or obligations with respect thereto.

Section 1.6 Existing Loans.

(a) Each Property is encumbered with certain financing as set forth on Schedule 1.6 (each an “Existing Loan” and collectively the “Existing Loans”). Such notes, deed of trusts and all other documents or instruments evidencing or securing such Existing Loans, including any financing statements, and any amendments, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.” Each Existing Loan shall be considered a “Permitted Encumbrance” for purposes of this Agreement. With respect to each Existing Loan, the Operating Partnership at its election shall either (i) assume the Existing Loan at the Closing (subject to obtaining any necessary consents from the holder of each mortgage or deed of trust related to such Existing Loan (in each case a “Lender” and collectively the “Lenders”) prior to Closing), (ii) take title to the applicable Property Interests subject to the lien of the applicable Existing Loan Documents or (iii) cause the Existing Loan to be refinanced or repaid in connection with the Closing; provided, however, that if the Operating Partnership elects to proceed under clauses (i) or (ii) of this sentence with respect to an Existing Loan, the Operating Partnership may nonetheless, at its sole discretion, cause such Existing Loan to be refinanced or repaid after the Closing. The Contributor acknowledges that, from the date of the initial filing of the registration statement (the “Initial Filing Date”) in connection with the Public Offering, the Contributor shall use its commercially reasonable efforts to facilitate, within sixty (60) days from the Initial Filing Date, the consent of the Lenders to the Operating Partnership’s assumption of those Existing Loans which the Operating Partnership intends to assume at the Closing. In addition, at or before the Closing, the Contributor shall have caused each Lender related to those Existing Loans which the Operating Partnership intends to assume in connection with the Closing to have released the Contributor and its affiliates from any liability pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations or, in the absence of such release, the Operating Partnership shall have entered into an indemnification agreement with respect to the Contributor and its affiliates’ obligations under the respective Existing Loan Documents. From and after the Closing and until such time as each Existing Loan has been refinanced or repaid in full, or each Lender has otherwise agreed in writing to release the Contributor and its affiliates from any further liability in respect of obligations first arising on or after the Closing Date pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations under the Existing Loan Documents, the Operating Partnership shall, if applicable, indemnify the Contributor and its affiliates in respect of any such further liabilities that have not been so released, except to the extent any such liability results from a breach of any obligation relating to the Contributor or an affiliate thereof under the Existing Loan Documents (e.g., an obligation not to make or permit transfers, maintain a certain net worth or liquidity, or deliver financials) or from any act or omission constituting fraud, gross negligence, willful misconduct, bad faith or a default under this Agreement by the Contributor.

(b) In connection with the assumption of each Existing Loan at the Closing or refinancing or payoff of an Existing Loan at or after the Closing, as applicable, the Operating Partnership shall bear and be responsible for any assumption fee or prepayment premium assessed by the applicable Lender and associated with such assumption, refinancing or payoff prior to maturity, as applicable, and any other reasonable fee, charge, legal fees, cost or expense incurred by or on behalf of the Contributor in connection therewith (collectively, “Existing Loan Fees”), and subject to Section 3.5, shall indemnify and hold harmless the Contributor from and against any liability under the Existing Loans arising from and after the Closing (including by reason of the failure to have obtained any necessary consents from each applicable Lender prior to Closing) and any Existing Loan Fees. Any Existing Loan Fees associated with an Existing Loan shall be calculated solely with respect to such Existing Loan and shall not be aggregated or combined with any Existing Loan Fees associated with any other Existing Loan. Nothing contained in this Agreement shall preclude the Operating Partnership from reducing or increasing the indebtedness secured by the Property Interests below or above the amount outstanding on the Existing Loans in connection with any refinancing which may occur concurrently with or after Closing. The Contributor acknowledges that it shall be obligated to use commercially reasonable efforts along with the Operating Partnership in seeking to obtain approval of the assumption of an Existing Loan or in beginning the process for any refinancing or a payoff of an Existing Loan (such as, without limitation, requesting a payoff statement from the holder(s) of such Existing Loan), as applicable.

Section 1.7 Consideration and Exchange of Equity. The Operating Partnership shall, in exchange for the Partnership Interests, the Property Interests, the Contributed Assets, the Assumed Liabilities and the Assumed Agreements, transfer to the Contributor and its Nominees, the amount of cash (as applicable) and number of OP Units and/or Series A Preferred OP Units as determined on, and allocated among such persons or entities as set forth in, Exhibit D (each such amount being such person’s or entity’s “Total Consideration”). The OP Units and/or Series A Preferred OP Units issued to the Contributor or any Nominee shall be evidenced by either an amendment to the OP Agreement (“Amendment”) or by certificates relating to such OP Units (the “OP Unit Certificates”) and/or Series A Preferred OP Units (the “Series A Preferred OP Unit Certificates”) as determined by the Operating Partnership. The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Partnership Agreements, the OP Agreement and/or the organizational documents of the Company in order to effect the transactions contemplated hereby.

Section 1.8 Intentionally Omitted.

Section 1.9 Tax Treatment.

(a) Any transfer, assignment and exchange by the Contributor effectuated pursuant to this Agreement shall, (i) to the extent made in exchange for OP Units and/or Series A Preferred OP Units (even if such OP Units and/or Series A Preferred OP Units are transferred to Nominees), constitute a “Capital Contribution” by the Contributor to the Operating Partnership pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Code, and (ii) to the extent made in exchange for cash (even if such cash is transferred to Nominees), constitute a taxable exchange by the Contributor for federal income tax purposes.

(b) The Contributor (including any transferor in connection with a Direct Contribution, if any, as provided hereunder) and the Operating Partnership agree to the tax treatment described in this Section 1.9, and the Operating Partnership and the Contributor shall file their respective tax returns consistent with the above-described transaction structures.

Section 1.10 Allocation of Total Consideration. The Total Consideration shall be allocated among the Contributor and the Nominees as reflected in Exhibit D hereto and shall be allocated among the Properties as set forth in Annex C to Exhibit J hereto. The Operating Partnership and the Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates that they control to take no position inconsistent with the allocation for income tax purposes.

Section 1.11 Term of Agreement. If the Closing does not occur by August 15, 2010 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributor shall have any further obligations hereunder except as specifically set forth herein.

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent.

(a) The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) The representations and warranties of the Contributor contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or “Material Adverse Effect” (which, as used herein, means a material adverse effect on the assets, business, financial condition or results of operation of the applicable party or, if applicable, property) which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct in the manner described above on the Pre-Closing Date (as defined in Section 2.2 below) as if made at and as of such date;

(ii) The obligations of the Contributor contained in this Agreement shall have been duly performed on or before the Pre-Closing Date and the Contributor shall not have breached any of its covenants contained herein in any material respect;

(iii) The Contributor, directly or through the Attorney-in-Fact (as defined in Section 6.1 below), shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Sections 2.3 and 2.4 hereof;

(iv) The Contributor shall have delivered to the Operating Partnership any consents or approvals of any Governmental Entity (as defined in Exhibit C) or third parties (including, without limitation, any Lenders) set forth on Schedule 2.3 to the Disclosure Schedule (as defined in Section 3.3 below);

(v) The Contributor shall have used commercially reasonable efforts to deliver to the Operating Partnership estoppel certificates from all tenants at each Property, including the tenants listed on Schedule 2.1(a)(v) (the “Required Tenant Estoppels”), which estoppels shall be substantially in the form of Exhibit E or otherwise in the form required under such tenants’ respective Lease;

(vi) Subject to the provisions of Article 7, there shall not have occurred between the date hereof and the Pre-Closing Date any material adverse change in any of the assets, business, financial condition, or results of operation of the Partnerships and the Properties, taken as a whole. It is understood that no material adverse change shall occur by reason of general economic conditions or economic conditions affecting the real estate market generally;

(vii) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(viii) Chicago Title Insurance Company (the “Title Company”) shall be irrevocably committed to issue a Title Policy (as defined in Section 2.3(g) below) to each Partnership that owns a Property, effective as of the Closing, with respect to each Property;

(ix) If required by the underwriters in connection with the Public Offering, the Title Company shall be irrevocably committed to issue a UCC Policy (as defined in Section 2.3(m) below) to the Operating Partnership, effective as of the Closing, with respect to the Partnership Interests;

(x) The Company’s registration statement on Form S-11 to be filed after the date hereof with the Securities and Exchange Commission (the “SEC”) shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order; and

(xi) The IPO Closing (as defined in Section 2.2 below) shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing).

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

(b) The obligations of the Contributor to effect the transactions contemplated hereby shall be subject to the following conditions:

(i) The representations and warranties of each of the Operating Partnership and the Company contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made and shall be true and correct in the manner described above on the Pre-Closing Date as if made at and as of such date;

(ii) The obligations of each of the Operating Partnership and the Company contained in this Agreement shall have been duly performed on or before the Pre-Closing Date and neither the Operating Partnership nor the Company shall have breached any of their respective covenants contained herein in any material respect;

(iii) The Company and the Operating Partnership shall each have executed and delivered to the Contributor the documents required to be delivered pursuant to Sections 2.3 and 2.4 hereof;

(iv) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(v) The Company’s registration statement on Form S-11 to be filed after the date hereof with the SEC shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order;

(vi) The IPO Closing shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing); and

(vii) As of the date of the pricing of the Public Offering, no Tax Event, as defined in the Tax Protection Agreement, shall have occurred with respect to reporting the Guarantee Opportunity, as defined in the Tax Protection Agreement, in the manner described in Section 4(b) of the Tax Protection Agreement.

Section 2.2 Time and Place; Pre-Closing, Closing and IPO Closing. The date, time and place of the consummation of the transactions contemplated hereunder (the “Closing” or “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing. Notwithstanding the foregoing, the Pre-Closing (as defined below) shall take place on the date that the Operating Partnership designates after fulfillment of all of the conditions under Section 2.1, other than the conditions set forth in Sections 2.1(a)(xi) and 2.1(b)(vi) (collectively, the “Pre-Closing Conditions”), with two (2) days prior written notice to the Contributor, at 10:00 a.m. in the office of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California (the “Pre-Closing Date”). On the Pre-Closing Date, each of the Operating Partnership, the Company and the Contributor shall acknowledge and agree that all of the Pre-Closing Conditions have been satisfied and waive any rights with respect to such conditions. The date, time and place of the consummation of the Public Offering, which shall occur concurrently with or immediately following the Closing, shall be referred to herein as the “IPO Closing.”

Section 2.3 Pre-Closing Deliveries. On the Pre-Closing Date, the parties shall enter into an escrow agreement with the Title Company (in such capacity, the “Escrow Agent”) in a form reasonably approved by all parties, and shall make, execute, acknowledge and deliver into escrow with the Escrow Agent, or cause to be made, executed, acknowledged and delivered into escrow with Escrow Agent through the Attorney-in-Fact, the legal documents and other items (collectively the “Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith. Such execution, acknowledgment and delivery into escrow of the Closing Documents shall be referred to herein as the “Pre-Closing.” The Closing Documents and other items to be delivered into escrow at the Pre-Closing shall include, without limitation, the following:

(a) The Contribution and Assumption Agreement in the form attached hereto as Exhibit B;

(b) The OP Agreement;

(c) The Amendment, OP Unit Certificates, Series A Preferred OP Unit Certificates and/or other evidence of the transfer of OP Units and Series A Preferred OP Units to the Contributor and/or Nominees;

(d) All books and records, title insurance policies, the Assumed Agreements, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership with respect to each Partnership (and any subsidiary of the Partnerships) that are in the possession of the Contributor or Glenborough GP or which can be obtained through the Contributor’s or Glenborough GP’s reasonable efforts;

(e) An affidavit from the Contributor and each Nominee stating, under penalty of perjury, the Contributor’s or Nominee’s United States Taxpayer Identification Number and that the Contributor or such Nominee is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements;

(f) Any other documents that are in the possession of the Contributor or Glenborough GP or which can be obtained through the Contributor’s or Glenborough GP’s reasonable efforts which are reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Partnership Interests or, if the Operating Partnership elects, the Properties directly, free and clear of all Liens (subject to the Permitted Encumbrances if the Properties are transferred directly) and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, grant deeds (if transferred directly), assignments of ground leases, air space leases and space leases, bills of sale, general assignments, and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of deeds or other Property Interests transfer documents is required;

(g) A standard owner’s affidavit executed by the Contributor on behalf of each Partnership to the extent necessary to enable the Title Company to issue or to irrevocably commit to issue to each Partnership that owns a Property, effective as of the Closing, with respect to each Property, either (i) an ALTA extended coverage owner’s policy of title insurance (in current form), with such endorsements thereto as the Operating Partnership may reasonably request (including, without limitation, non-imputation endorsements and deletion of creditors’ rights), or (ii) such endorsements to the currently held owner’s policy of title insurance for such Property as the Operating Partnership may reasonably request (including, without limitation, date-down, “Fairway” and co-insurance endorsements), in either event with coverage for each Property equal to the greater of (a) eighty percent (80%) of the value of the Property (as reasonably determined by the Operating Partnership) and (b) such percentage of the value of the Property (as reasonably determined by the Operating Partnership) as may be required by the Title Company to issue a co-insurance endorsement, and with a tie-in endorsement with respect to all Participating Properties located in any state for which such tie-in endorsements can be issued, and levels of reinsurance for the Properties as reasonably acceptable to the Operating Partnership, insuring fee simple title to all real property and improvements comprising each such Property in the name of the Operating Partnership (or a subsidiary thereof, as the Operating Partnership may designate), subject only to the Permitted Encumbrances (collectively, the “Title Policies”).

(h) The Operating Partnership and the Company, on the one hand, and the Contributor and Glenborough GP, on the other hand, shall provide to the other a certified copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by the Operating Partnership and the Company (if so requested by the Contributor) and the Contributor and Glenborough GP (if so requested by the Operating Partnership or the Company) of this Agreement, any related documents and the documents listed in this Section 2.3;

(i) The Required Tenant Estoppels, and any other tenant estoppel certificates obtained by the Contributor;

(j) A Tax Protection Agreement substantially in the form attached hereto as Exhibit J with respect to each Nominee and the Contributor;

(k) A Debt Guarantee Agreement substantially in the form attached to the Tax Protection Agreement as Annex D-1 or Annex D-2, as applicable, with respect to each applicable Nominee;

(l) The Operating Partnership and the Company, on the one hand, and the Contributor, on the other hand, shall provide to the other a certification regarding the accuracy in all material respects of each of their respective representations and warranties herein and in this Agreement as of such date (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be certified as being accurate in all respects);

(m) A standard affidavit(s) from the Contributor to the extent necessary to enable the Title Company to issue or to irrevocably commit to issue to the Operating Partnership, effective as of the Closing, with respect to the Partnership Interests, a UCC buyer’s policy of title insurance (in current form), with such endorsements thereto as the Operating Partnership may reasonably request, insuring that the Partnership Interests are being transferred free and clear of all Liens (collectively, the “UCC Policies”), if required by the underwriters in connection with the Public Offering;

(n) All documents reasonably required by a Lender in connection with the assumption or prepayment of an Existing Loan at or prior to Closing, duly executed by the applicable party; and

(o) An assignment of Excluded Assets to achieve the distributions contemplated under Section 1.3.

Additionally, on the Pre-Closing Date, the parties shall execute and deliver to the Escrow Agent binding escrow instructions, in a form reasonably approved by all parties, acknowledging that all Pre-Closing Conditions have been met or waived and instructing the Escrow Agent to hold the Closing Documents in escrow until the conditions set forth in Sections 2.1(a)(xi) and 2.1(b)(vi) have occurred.

Section 2.4 IPO Closing Deliveries. At the IPO Closing, (i) the Closing Documents shall be released from escrow and delivered to the applicable parties, and the Closing shall be deemed to have occurred (if such Closing has not otherwise occurred immediately prior thereto), and (ii) the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact, the legal documents and other items (collectively the “IPO Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which IPO Closing Documents and other items shall include, without limitation, the following:

(a) The Registration Rights Agreement, signed by or on behalf of the Contributor and each Nominee, certain other parties and the Company, substantially in the form attached hereto as Exhibit F;

(b) Lock-up Agreements, signed by or on behalf of the Contributor and each Nominee, each such Lock-up to be substantially in the form attached hereto as Exhibit G, and which shall have been executed and delivered concurrently with the execution and delivery of this Agreement;

(c) The Pledge Agreement, signed by or on behalf of the Contributor, substantially in the form attached hereto as Exhibit H; and

(d) If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 2.4.

Section 2.5 Closing Costs. Without limitation on and subject to Section 1.6(b) above, the Operating Partnership shall be responsible for (i) the costs of any Title Policies, UCC Policies, surveys, appraisals, environmental, physical and financial audits and the costs of any other examinations, inspections or audits of the Properties, (ii) any and all assumption, prepayment or other fees, penalties or amounts due and payable in connection with the discharge and satisfaction or the assumption of any Existing Loan, (iii) any costs associated with any new financing, including any application and commitment fees or the costs of such new lender’s other requirements, and (iv) except as otherwise provided herein, its own attorneys’ and advisors’ fees, charges and disbursements. The Contributor and its Nominees, as applicable, shall be responsible for (i) any withholding taxes required to be paid and/or withheld in respect of the Contributor or Nominees, as applicable, at Closing as a result of their respective tax status, (ii) any and all documentary transfer, stamp, filing, recording, conveyance, intangible, sales and other taxes incurred in connection with the transactions contemplated hereby, (iii) all escrow fees and costs, (iv) any out-of-pocket costs or fees associated with any third-party approvals or deliverable items contemplated hereunder (other than in connection with an Existing Loan or any new financing, which shall be the responsibility of the Operating Partnership), including, without limitation, estoppels, consents, waivers, assignments and assumptions required hereunder, and (v) except as otherwise provided herein, its own attorneys’ and advisors’ fees, charges and disbursements. All costs and expenses incident to the transactions contemplated hereby, and not specifically described above, shall be paid by the party incurring same. The provisions of this Section 2.5 shall survive the Closing.

Section 2.6 Prorations and Adjustments.

(a) General. All income and expenses of each Property shall be apportioned as of 12:01 a.m. on the Determination Date, with the Operating Partnership being deemed to be the owner of the Property Interests relating to each Property during the entire day on which the Determination Date occurs and being deemed to be entitled to receive all revenue of each Property, and being deemed to be obligated to pay all operating expenses of each Property (but specifically excluding any Excluded Liabilities which shall remain the responsibility of the Contributor), with respect to such day, and the Contributor being deemed to be entitled to all revenue of each Property, and being deemed to be obligated to pay all operating expenses of each Property, prior to such day; provided, that such revenue and expenses attributable to the Contributor (and any adjustment to the Contributor’s Total Consideration described in this Section 2.6 in connection therewith) shall be applied solely to the Contributor (and not to any of the Nominees) in the manner described in Section 2.6(e) below. With respect to each Property, such prorated items shall include the following:

(i) All rents and any other income with respect to such Property received by the Determination Date, if any, and for the current month not yet delinquent. Such proration of rents shall be based on a rent roll updated not less than one (1) day prior to the Determination Date;

(ii) Taxes and assessments (including personal property taxes on the Personal Property) levied against such Property (it being understood that if any taxes or assessments relating to the Property are payable in installments, then the installment for the period in which the Closing occurs shall be prorated, with the Operating Partnership responsible for the payment of any installments due after the Closing;

(iii) Utility charges for which the applicable Partnership is liable, if any, such charges to be apportioned as of the Determination Date on the basis of the most recent meter reading occurring prior to the Determination Date (dated not more than fifteen (15) days prior to the Determination Date) or, if unmetered, on the basis of a current bill for each such utility;

(iv) All amounts payable with respect to Assumed Liabilities in effect as of the Determination Date;

(v) All operating cost reimbursements, percentage rents, additional rents and other retroactive rental escalations, sums or charges payable by tenants under the Leases related to such Property (the “Additional Rent”) which accrue prior to the Determination Date but are not then due and payable;

(vi) The Contributor shall receive a credit for interest accounts, impound accounts, escrow accounts and other reserves maintained pursuant to any Existing Loan for such Property, which shall be transferred to the Operating Partnership at the Closing;

(vii) Any other items of revenue, operating expenses or other items pertaining to such Property which are customarily prorated between a transferor and transferee of real estate in the county in which the Property is located; and

(viii) Any accrued interest on any Existing Loan for such Property.

(b) Specific Calculation of Prorations and Adjustments. Notwithstanding anything contained in Section 2.6(a) above, with respect to each Property, the following shall apply:

(i) With respect to any refundable cash security deposits, letters of credit or other credit enhancements held by or for the benefit of the applicable Partnership or the Contributor under any applicable Assumed Agreements (collectively, the “Security Deposits”) for such Property, the Contributor shall, at the Operating Partnership’s option, either cause to be delivered to the Operating Partnership any such refundable cash Security Deposits (not including interest accounts, impound accounts, escrow accounts and other reserves maintained pursuant to any Existing Loan for such Property, which shall be addressed in accordance with Section 2.6(a)(vi) above) or credit to the account of the Operating Partnership the total amount of such refundable cash Security Deposits (in each case, to the extent such refundable cash Security Deposits have not been applied against delinquent rents or other obligations as provided in the Assumed Agreements and in accordance with the terms of this Agreement) against the Contributor’s Total Consideration. To the extent required, (A) to the extent transferrable, all non-cash Security Deposits shall be transferred to the Operating Partnership by appropriate transfer documentation; and (B) if not transferable, the Contributor shall (or, if applicable, shall cause the applicable Partnership to) request the party obligated under the applicable non-cash Security Deposit (e.g., the tenant, if the Assumed Agreement is a lease for which the tenant has delivered a letter of credit to the applicable Partnership) to replace the same so that it inures in favor of the Operating Partnership, and, in the event any such replacement non-cash Security Deposit is not delivered to the Operating Partnership by Closing, the Operating Partnership shall diligently pursue such replacement after Closing and the Contributor shall take all reasonable action, as directed by the Operating Partnership, in connection with the liquidation of any such non-cash Security Deposits for payment as permitted under the terms of the applicable Assumed Agreement. The Operating Partnership shall pay all fees and charges, if any, in connection with the Contributor’s compliance with the immediately preceding sentence. Additionally, the Operating Partnership shall indemnify, defend and hold the Contributor harmless from any liability, damage, loss, cost or expense arising out of any such action taken by the Contributor at the direction of the Operating Partnership in connection with the liquidation of any such non-cash Security Deposits for which a replacement has not been delivered to the Operating Partnership at or prior to Closing, and such indemnification shall survive the Closing. From and after the Determination Date, the Contributor shall not permit the application of any Security Deposits against any delinquent rents or other obligations under the Assumed Agreements without the approval of the Operating Partnership, which approval shall not be unreasonably withheld;

(ii) The Contributor shall cause all delinquent real estate taxes and assessments with respect to such Property to be paid at or before the Determination Date, together with any interest, penalties or other fees related to any delinquent taxes. In determining prorations relating to non-delinquent taxes, the Operating Partnership shall be credited with an amount equal to the real estate taxes and assessments for such Property applicable to the period prior to the Determination Date against the Contributor’s Total Consideration, to the extent such amount has not been actually paid prior to the Determination Date. In the event that any real estate taxes or assessments related to such Property applicable to the period after the Determination Date have been paid prior to the Determination Date, the Contributor shall be entitled to a credit for such amount. In connection with the re-proration of real estate taxes and assessments for which a credit was given or a proration was made on the Determination Date, the applicable parties shall adjust the differences between them promptly upon demand being made therefor by either the Contributor or the Operating Partnership. If, after the Determination Date, any additional real estate taxes or assessments applicable to the period prior to the Determination Date are levied for any reason, including back assessments or escape assessments, then the Contributor shall pay all such additional amounts. If, after the Determination Date, the Contributor or the Operating Partnership receives any property tax refunds regarding such Property relating to a period prior to the Determination Date, then that portion of the refunds related to a period prior to the Determination Date that is required to be refunded to any tenant of such Property shall be delivered to or retained by, as the case may be, the Operating Partnership for the purpose of making such refund payments with the remaining portion of such refunds retained by or delivered to, as the case may be, the Contributor. The Operating Partnership shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as the result of the Closing pursuant to this Agreement;

(iii) The Operating Partnership shall use commercially reasonable efforts to prosecute and pursue through completion each real property tax assessment appeal for any Property that is pending as of the Effective Date (an “Existing Appeal”). The Contributor may not prosecute any Existing Appeal or any other appeal of the real property tax assessment for any Property for tax years prior to and including the tax year in which the Closing occurs, but the Contributor shall reasonably cooperate with the Operating Partnership in connection with each such appeal and the collection of any related award or refund (provided that the Contributor shall not be obligated to incur any out-of-pocket costs or other material costs in doing so). Any award, refund or other amounts payable in connection with any such appeal shall be paid directly to the Operating Partnership by the applicable authorities, and shall be distributed as follows: first, to reimburse the Operating Partnership for its actual costs incurred in connection with the appeal; and second, the balance shall be prorated and otherwise handled in accordance with Sections 2.6(a) and 2.6(b)(ii) above;

(iv) Charges referred to in Section 2.6(a)(iii) which are payable by any tenant of such Property directly to a third party shall not be apportioned hereunder, and the Operating Partnership shall accept title subject to any of such charges unpaid and the Operating Partnership shall look solely to the tenant responsible therefor for the payment of such charges;

(v) The Operating Partnership shall take all steps necessary to effectuate the transfer of all utilities with respect to such Property to the name of the Operating Partnership as of Determination Date, where necessary, post deposits with the utility companies, and shall provide the Contributor with written evidence of the transfer at or prior to the Determination Date. The Contributor shall be entitled to recover any and all deposits held by any utility company as of the Determination Date;

(vi) All rents and other income which has been paid to a Partnership and which are allocable to the period from and after the Determination Date shall be credited to the Operating Partnership. Unpaid rent from a tenant at such Property which, as of the Closing, is delinquent with reference to the Determination Date shall not be prorated at the Closing, and any such rent collected after the date of the Closing shall be delivered as follows: (a) if the Contributor collects any such unpaid delinquent rent, the Contributor shall, within fifteen (15) days after the receipt thereof, deliver to the Operating Partnership any such rent which the Operating Partnership is entitled to hereunder relating to the Determination Date and any period thereafter, and (b) if the Operating Partnership collects any such unpaid delinquent rent, the Operating Partnership shall, within fifteen (15) days after the receipt thereof, deliver to the Contributor any such rent to which the Contributor is entitled hereunder relating to the period prior to the Determination Date. The parties agree that all such rent received by the Contributor or the Operating Partnership with respect to such Property from a tenant delinquent at the Determination Date shall be applied first to the rent for the month in which the Closing occurs and then to delinquent rent, if any, in the reverse order of maturity (i.e., first to the most recently accrued unpaid obligation). The Operating Partnership will use commercially reasonable efforts after the Closing to collect all rents (including Additional Rent and any such delinquent rents) in the usual course of the Operating Partnership’s operation of the Property Interests, but the Operating Partnership will not be obligated to institute any lawsuit or other collection procedures to collect the same, except in the Operating Partnership’s sole discretion (provided that the Operating Partnership shall be obligated to use commercially reasonable efforts to institute lawsuits or collection proceedings upon the written request of the Contributor if aggregate delinquencies outstanding to the Partnerships exceed $175,000, provided, further, that such request to institute lawsuits or collection proceedings shall be commercially reasonable under the circumstances). The Operating Partnership may not waive any rents (including Additional Rent or delinquent rent) nor modify any Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which the Contributor is entitled to receive a share of charges or amounts without first obtaining the Contributor’s written consent. From and after the Determination Date, the Contributor may not pursue any action to collect any rents (including Additional Rent) due for periods prior to the Determination Date from any current tenant of a Property; provided, that with respect to delinquent rents and any other amounts (including Additional Rent) or other rights of any kind respecting tenants who are no longer tenants of a Property as of the Determination Date, the Contributor shall retain all rights relating thereto and shall not be restricted hereby. For avoidance of doubt, the foregoing shall not restrict the Contributor’s pursuit of claims against tenants who are no longer tenants of a Property as of the Determination Date;

(vii) With respect to any year-end reconciliations of Additional Rent (if applicable) under the Leases for such Property, the Contributor and the Operating Partnership shall cooperate to complete such reconciliations as soon as possible after the Determination Date, with the Contributor being deemed to be responsible for all amounts owing to the tenants under the Leases and being deemed to be entitled to all amounts payable by tenants under the Leases with respect to periods prior to the Determination Date, and with the Operating Partnership being deemed to be responsible for amounts owing to tenants under the Leases and being deemed to be entitled to amounts payable by tenants under the Leases with respect to periods from and after the Determination Date. Without limiting the generality of the foregoing, the parties hereto acknowledge that the foregoing reconciliation shall be made such that such reimbursements are allocated to the period in which such reimbursable expenses were incurred;

(viii) With respect to such Property (and subject to the terms set forth in this Section 2.6(b)(viii) below), the Contributor shall be responsible for (a) all Tenant Inducement Costs (as hereinafter defined) with respect to all Leases executed or signed prior to the Effective Date for such Property, other than (1) the Tenant Inducement Costs set forth in Section I of Schedule 2.6(b)(viii) (collectively, the “Assumed Tenant Inducement Costs”), and (2) the Operating Partnership’s pro rata share (as determined below) of the Tenant Inducement Costs set forth in Section II of Schedule 2.6(b)(viii) (collectively, the “Prorated Tenant Inducement Costs”), and (b) all expenses connected with or arising out of the negotiation, execution and delivery of any Leases executed or signed prior to the Effective Date for such Property, including all Leasing Commissions (as hereinafter defined) related thereto and any legal fees or costs in connection therewith. With respect to such Property (and subject to the terms of this Section 2.6(b)(viii) below), the Operating Partnership shall be responsible for the payment of (a) all Tenant Inducement Costs and Leasing Commissions which become due and payable (whether before or after the Determination Date) as a result of any amendment, modification, renewal, extension, expansion or termination of any Lease, or any new Lease, in any case executed after the Effective Date for such Property (as applicable, each a “New Lease Document”), in each case to the extent such New Lease Document has been approved by the Operating Partnership in writing or otherwise entered into in accordance with the terms of this Agreement, (b) the Assumed Tenant Inducement Costs, (c) the Operating Partnership’s pro rata share (as determined below) of the Prorated Tenant Inducement Costs (notwithstanding that the Leases giving rise to such Assumed Tenant Inducement Costs and Prorated Tenant Inducement Costs were entered into prior to the Effective Date), and (d) all expenses connected with or arising out of the negotiation, execution and delivery of any New Lease Document executed or signed after the Effective Date for such Property. To the extent any Assumed Tenant Inducement Costs shall become due and payable and paid prior to the Determination Date, the Contributor shall receive a credit equal to the amount of such Assumed Tenant Inducement Costs so paid. To the extent any Leasing Commissions, Tenant Inducement Costs or expenses arising from a New Lease Document shall be due and payable and paid prior to the Determination Date, the Contributor shall receive a credit equal to the amount of such Leasing Commissions, Tenant Inducement Costs or expenses so paid, except that (and notwithstanding anything to the contrary set forth hereinabove) if the tenant under the applicable New Lease Document commences payment of base rent or minimum rent under such New Lease Document prior to the Determination Date, then the Contributor shall instead receive a credit equal to the amount of such Leasing Commissions, Tenant Inducement Costs or expenses multiplied by a fraction, the numerator of which is (x) the total number of days in the term of such lease minus the number of days that occur before the Determination Date and with respect to which base rent or minimum rent was actually paid to such applicable Partnership thereunder, and the denominator of which is (y) the total number of days in such term. With respect to the Prorated Tenant Inducement Costs, the Contributor shall receive a credit equal to the amount of the Operating Partnership’s pro rata share of such Prorated Tenant Inducement Costs that have become due and payable and paid prior to the Determination Date, which, for each Prorated Tenant Inducement Cost listed on Schedule 2.6(b)(viii), shall be equal to the amount of such Prorated Tenant Inducement Cost multiplied by a fraction, the numerator of which is (x) the total number of days in the term of the applicable Lease minus the number of days that occur after the Determination Date, and the denominator of which is (y) the total number of days in such term. In no event shall the Operating Partnership be obligated to pay any Leasing Commissions for or Tenant Inducement Costs under any Lease entered into prior to the Effective Date, except for the Assumed Tenant Inducement Costs, the Operating Partnership’s pro rata share of the Prorated Tenant Inducement Costs, or to the extent the same become due and payable as a result of any amendment, modification, renewal, expansion or termination thereof which is executed after the Effective Date. The term “Tenant Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and/or moving, design, refurbishment and other allowances. The term “Leasing Commissions” means any leasing or brokerage commissions payable to a leasing agent or broker and connected with or arising out of the negotiation, execution and delivery of a Lease.

(c) Prorations Not Able to be Calculated on the Determination Date. Except as otherwise provided herein, any revenue or expense amount with respect to any Property which cannot be ascertained with certainty as of the Determination Date shall be prorated on the basis of the parties’ reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after the Closing or as soon thereafter as the precise amounts can be ascertained, but in no case later than 180 days after the Closing. Once all revenue and expense amounts have been ascertained, the parties shall prepare and execute a final proration statement, which such statement shall be conclusively deemed to be accurate and final.

(d) Adjustments for Existing Loans. To the extent that, on the Determination Date, the Operating Partnership’s good faith determination of the principal amount of any Existing Loan to be outstanding immediately prior to the Closing Date with respect to any Property is greater than or less than the principal amount set forth on Schedule 1.6 for such Property, then (i) if such amount is greater than the applicable amount set forth on Schedule 1.6, the Operating Partnership shall be credited with an amount equal to the increase in such outstanding principal balance against the Contributor’s Total Consideration, and (ii) if such amount is less than the applicable amount set forth on Schedule 1.6, the Contributor shall receive a credit to the Contributor’s Total Consideration in an amount equal to the decrease in such outstanding principal balance, in either case in the manner described in Section 2.6(e) below.

(e) Credits and Charges for Prorations and Adjustments. The net credit to or charge against the Contributor on account of the prorations and adjustments to be made at Closing (based on prorations determined as of the Determination Date), as determined in accordance with the terms of this Agreement, shall be reflected through an increase or decrease, as applicable, in the number of OP Units being transferred by the Operating Partnership to the Contributor, as set forth on Exhibit D, it being understood and agreed that: (i) the OP Units shall be valued at the initial public offering price of the Common Stock; (ii) in the event that the net charge against the Contributor exceeds the value of the OP Units being transferred by the Operating Partnership to the Contributor, as set forth on Exhibit D, the remaining portion of such charge shall be reflected through a decrease in the number of Series A Preferred OP Units being transferred by the Operating Partnership to the Contributor, as set forth on Exhibit D, which Series A Preferred OP Units shall be valued at Twenty-Five Dollars ($25.00) per unit; and (iii) in the event that the net charge against the Contributor exceeds the value of the OP Units and the Series A Preferred OP Units being transferred by the Operating Partnership to the Contributor, as set forth on Exhibit D, the final remaining portion of such charge shall be paid by the Contributor in cash at Closing. Alternatively, at the Operating Partnership’s election, the aggregate amount of such net credit to or charge against the Contributor on account of the prorations and adjustments to be made at Closing shall be paid by either the Operating Partnership or the Contributor, as applicable, in cash at Closing. Any other prorations and adjustments made following the Closing shall be paid by either the Operating Partnership or the Contributor, as applicable, in cash promptly following the determination of such amount in accordance with the provisions of this Section 2.6. The parties acknowledge and agree that none of prorations or adjustments set forth in this Section 2.6 shall result in an increase or decrease in the number of OP Units and/or Series A Preferred OP Units being transferred by the Operating Partnership to the Nominees, as set forth on Exhibit D, and the Nominees shall have no obligation to pay any amounts pursuant to this Section 2.6.

(f) Determination Date. For purposes of this Agreement, the “Determination Date” shall mean a date, designated by the Operating Partnership, no more than five (5) business days nor less than one (1) business day prior to the “Subject to Completion Date” date set forth on the preliminary prospectus printed and distributed to potential investors in connection with the marketing of the Public Offering (i.e., the “red herring”), provided, however, that if a subsequent preliminary prospectus is thereafter printed and recirculated to potential investors, then the Determination Date shall mean the date of such subsequent preliminary prospectus.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties with Respect to the Operating Partnership. The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Operating Partnership that:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation and is and at the effective time of the Public Offering and at the Closing shall be classified as a partnership, and not a publicly traded partnership taxable as a corporation, for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Prospectus (as defined in Exhibit C) and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor hereunder and the Nominees in the Representation, Warranty and Indemnity Agreement and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

(d) Partnership Matters. The OP Units and/or Series A Preferred OP Units, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, and free of any Liens other than any Liens arising through the Contributor or any Nominee. Upon such issuance, the Contributor and the Nominees will each be admitted as a limited partner of the Operating Partnership. At all times prior to the execution of this Agreement, the Operating Partnership had no material assets, debts or liabilities of any kind.

(e) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributor made hereunder and the Nominees in the Representation, Warranty and Indemnity Agreement, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect on the Operating Partnership.

(f) Solvency. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, the Operating Partnership will be solvent immediately following the transfer of the Partnership Interests and the Contributed Assets to the Operating Partnership.

(g) No Litigation. There is no action, suit or proceeding pending or, to the Operating Partnership’s knowledge, threatened against the Operating Partnership that, if adversely determined, would have a Material Adverse Effect on the ability of the Operating Partnership to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

(h) No Prior Business. Since the date of its formation, the Operating Partnership has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(i) No Broker. Neither the Operating Partnership nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm other than EdgeRock Realty Advisors LLC which will result in the obligation of the Contributor or any of its respective affiliates (including any of the Partnerships and/or Entities, but not including, if applicable, the Operating Partnership or the Company) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Section 3.2 Representations and Warranties with Respect to the Company. The Operating Partnership and the Company hereby jointly and severally represent and warrant to the Contributor with respect to the Company that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to enter into this Agreement and to own, lease or operate its property and to carry on its business as described in the Prospectus and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor made hereunder and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Operating Partnership or the Company and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect on the Company and the Operating Partnership, taken as a whole.

(d) Non-Contravention. Assuming the accuracy of the representations and warranties of the Contributor made hereunder, none of the execution, delivery or performance of this Agreement by the Operating Partnership or the Company, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect on the Company and the Operating Partnership, taken as a whole.

(e) REIT Status. At the effective time of the Public Offering and Closing, the Company shall be organized in a manner so as to qualify as a REIT. As described in the Prospectus, the Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2010.

(f) Common Stock. Upon issuance thereof, the Common Stock issuable in exchange for, or in respect of a redemption of, OP Units or Series A Preferred OP Units, as applicable, in accordance with the terms of the OP Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

(g) No Litigation. There is no action, suit or proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely determined, would have a Material Adverse Effect on the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby.

(h) No Prior Business. Since the date of its formation, the Company has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(i) No Broker. Neither Company nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm other than EdgeRock Realty Advisors LLC which will result in the obligation of the Contributor or of its affiliates (including any of the Partnerships and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in Section 3.1 and this Section 3.2, neither the Operating Partnership nor the Company makes any representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

Section 3.3 Representations and Warranties of the Contributor. The Contributor represents and warrants to the Operating Partnership and the Company as provided in Exhibit C attached hereto (subject to qualification by the disclosures in the disclosure schedule attached hereto as Appendix A (the “Disclosure Schedule”), and acknowledges and agrees to be bound by the indemnification provisions contained therein.

Section 3.4 Indemnification. From and after the Closing Date and in accordance with the procedures described in Section 3.5(c) of Exhibit C hereto, mutatis mutandis, the Operating Partnership and the Company jointly and severally shall indemnify, hold harmless and defend the Contributor and its directors, officers, managers, members, partners, employees, agents, advisers and representatives, as well as its affiliates (each of which is an “Indemnified Contributor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses,”) arising out of or related to, or asserted against, imposed upon or incurred by the Indemnified Contributor

Party, to the extent resulting from: (i) any breach of a representation, warranty or covenant of the Operating Partnership or the Company contained in this Agreement or any Schedule, Exhibit, certificate or affidavit, or any other document delivered pursuant hereto or thereto, (including, without limitation, any breach of the terms of the Power of Attorney), (ii) all fees, costs and expenses of the Operating Partnership and the Company in connection with the transactions contemplated by this Agreement, (iii) the failure of the Operating Partnership or the Company after the Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership or the Company (including the Assumed Agreements), and (iv) the Assumed Liabilities.

Section 3.5 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership and the Company shall have no obligation under this Agreement to indemnify or hold harmless the Indemnified Contributor Parties from (i) any Losses arising as a direct result of the Contributor’s breach of its representations, warranties or covenants under this Agreement or (ii) any Losses arising as a result of the Excluded Liabilities (as defined in Exhibit C).

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of the Contributor.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Contributor shall not, and Glenborough GP shall cause the Contributor not to, without the prior written consent of the Operating Partnership:

(i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Partnership Interests or Contributed Assets or all or any portion of its interest in the Properties or the related Property Interests; or

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber all or any portion of its Partnership Interests or Contributed Assets.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Contributor shall, and Glenborough GP shall cause the Contributor, to the extent within its control, conduct the Partnerships’ business in the ordinary course of business consistent with past practice, and shall, to the extent within its control and consistent with its obligations under the Partnerships’ operating agreements, not permit any Partnership, without the prior written consent of the Operating Partnership, to:

(i) Enter into (x) any material transaction not in the ordinary course of business with respect to the Property nor (y) subject to Section 4.4 below, any New Lease Document or other occupancy agreement that includes terms that are materially more beneficial to the tenant than those set forth on Exhibit I; provided, that the Operating Partnership’s consent to any New Lease Document or other occupancy agreement will not be unreasonably conditioned or withheld, and the Operating Partnership will respond to any request for consent to such New Lease Document or other occupancy agreement within two (2) business days follow its receipt of written notice of the proposed material terms thereof (with silence being deemed to be the Operating Partnership’s consent);

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber (other than by Permitted Encumbrances) any assets of such Partnership, except

(A) liens for taxes not delinquent, (B) purchase money security interests in the ordinary course of such Partnership’s business, and (C) mechanics’ liens being disputed by such Partnership in good faith and by appropriate proceeding in the ordinary course of such Partnership’s business;

(iii) Cause or permit any Partnership to change the existing use of any Property;

(iv) Cause or take any action that would render any of the representations or warranties regarding the Properties as set forth on Exhibit C untrue in any material respect;

(v) File an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat any Partnership as an association taxable as a corporation for federal income tax purposes; make or change any other tax elections; settle or compromise any claim, notice, audit report or assessment in respect of taxes; change any annual tax accounting period; adopt or change any method of tax accounting; file any amended tax return; enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any tax; surrender of any right to claim a tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment; or

(vi) Make any distribution to its partners or members related to the Partnerships or the Properties, except for cash distributions in the ordinary course of business consistent with past practices or as permitted by this Agreement; provided, however, that the Contributor shall give twenty (20) days advance notice to the Operating Partnership thereof, and any such distribution shall require the Operating Partnership’s consent (which shall not be unreasonably withheld).

Section 4.2 Tax Covenants.

(a) The Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Partnership Interests or the Properties as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the Company’s tax status as a REIT. Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Operating Partnership shall promptly notify the Contributor upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of the Partnerships or with respect to any Property and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for taxes of the Contributor (or its owners) with respect to any tax period ending before or as a result of the Closing. The Contributor shall promptly notify the Operating Partnership in writing upon receipt by the Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of any of the Partnerships or with respect to any Property. Subject to Section 2.6(b)(iii), each of the Operating Partnership and the Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributor (or its owners) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor the Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates (other than on the Contributor or any of its affiliates as a partner of the Operating Partnership) without the consent of the other party, such consent not to be unreasonably withheld. The Contributor and the Operating Partnership shall retain all tax returns, schedules and work papers with respect to the Partnerships and the Properties, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

(b) The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed any tax returns of the Partnerships or their subsidiaries which are due after the Closing Date. To the extent such returns relate to a period prior to or ending on the Closing Date, such tax returns (including, for the avoidance of doubt, any amended tax returns) shall be prepared in a manner consistent with past practice, except as otherwise required by applicable law. To the extent such tax returns relate to income taxes attributable to a period prior to or ending on the Closing Date, no later than thirty (30) days prior to the due date (including extensions) for filing such returns, the Operating Partnership shall deliver such income tax returns to the Contributor for its review and approval, which approval shall not be unreasonably conditioned or withheld. The Operating Partnership shall consider in good faith any comments from the Contributor.

(c) The Operating Partnership shall promptly inform the Contributor in writing if the Operating Partnership believes that a Tax Event, as defined in the Tax Protection Agreement, has occurred on or prior to the Closing Date with respect to reporting the Guarantee Opportunity, as defined in the Tax Protection Agreement, in the manner described in Section 4(b) of the Tax Protection Agreement.

(d) With respect to each Property that is contributed to the Operating Partnership pursuant to this Agreement, the Operating Partnership and the Contributor agree that the Operating Partnership shall use the “traditional method,” as described in Section 1.704-3(b) of the Treasury Regulations promulgated under the Code, to make allocations of taxable income and loss among the partners of the Operating Partnership.

Section 4.3 Use of Contributor Names. Notwithstanding any provision to the contrary set forth in this Agreement, within ninety (90) days following the Closing Date, the Operating Partnership shall cease any and all uses of the following names, including, without limitation, in connection with the name or operation of the Partnerships or the Properties: “Glenborough” and “GLB”.

Section 4.4 Restricted Tenants. The Contributor is aware that the Company intends to grant a waiver of the Ownership Limit (as such term is defined in the Articles of Amendment and Restatement of the Company, the form of which is attached hereto as Appendix B (the “Articles of Amendment and Restatement”)) to one or more parties (the “Shareholders”) who expect to acquire Common Stock. In connection with such waiver, the Company is required to provide a list of prospective tenants to the Shareholders to determine whether, as a result of granting the waiver to the Shareholders, the Company would or reasonably could anticipate Constructively Owning (as defined in the Articles of Amendment and Restatement) in excess of 9.9% of the outstanding equity interests in such tenant following the Formation Transactions. The Contributor represents that the list of tenants provided to the Company sets forth all current tenants and licensees of the Properties. Prior to entering into any New Lease Document with a tenant or licensee (each, a “Prospective Tenant”) at any Property, the Contributor shall provide the name of any such Prospective Tenant to the Operating Partnership. The Operating Partnership will inform the Contributor within two (2) business days whether, following the Formation Transactions, the

Company would or reasonably could anticipate Constructively Owning in excess of 9.9% of the outstanding equity interests in such Prospective Tenant. In the event that the Company reasonably determines that it would Constructively Own or could reasonably anticipate Constructively Owning such an interest, the Contributor shall not enter into a lease with such Prospective Tenant, unless the Company determines, in its sole and absolute discretion, that deriving rent from such Prospective Tenant could not jeopardize its status as a REIT. For purposes of this Section 4.4, references to ownership of 9.9% of the outstanding equity interests shall mean, in the case of a corporation, 9.9% of the voting power or value of shares, and in the case of any other entity, an interest in 9.9% in the assets or net profits of such entity.

ARTICLE 5.

WAIVERS AND CONSENTS

Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing of the contribution and exchange of the Partnership Interests pursuant to Articles 1 and 2 herein.

Section 5.1 Waiver of Rights Under Partnership Agreements; Consents With Respect to Partnership Interests.

(a) As of the Closing, the Contributor and Glenborough GP waive and relinquish all rights and benefits otherwise afforded to the Contributor and Glenborough GP under any Partnership Agreement including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution by the other partners or members of each Partnership of their Partnership Interests to the Operating Partnership, the Company or any direct or indirect subsidiary thereof and any and all notice provisions related thereto, except for any rights and benefits retained by the Contributors in connection with the Excluded Assets. The Contributor and Glenborough GP acknowledge that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, certain Partnership Agreements or other agreements among one or more holders of such Partnership Interests or one or more of the partners of any such Partnership. With respect to each Partnership and each Property in which the Partnership Interests represent a direct or indirect interest, the Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers it is entitled to give that are necessary or desirable to (i) facilitate any Conveyance Action (as hereinafter defined) relating to such Partnership or Property, (ii) cause the Partnership to have authority to transfer the Partnership Interests or Properties to the Operating Partnership, and (iii) receive OP Units and Series A Preferred OP Units directly from the Partnership if the Partnership or one or more of the Partnership’s subsidiaries transfers assets or interests directly to the Operating Partnership (rather than the Contributor contributing its or his Partnership Interests hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the Partnership or its subsidiaries on account of the Contributor receiving any amount reduced hereunder from such Partnership or its subsidiaries making such direct transfer. In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to any Partnership Agreement to the extent the terms herein conflict with the terms thereof, including without limitation, terms with respect to allocations, distributions and the like. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Partnership Agreements, which shall remain in full force and effect without modification.

(b) As used herein, the term “Conveyance Action” means, with respect to any Partnership having a direct or indirect ownership interest in any Property Interests, (i) the transfer,

conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is the Contributor hereunder) directly, by Direct Contribution, Merger, Division or otherwise of its direct or indirect interest in such Partnership or Property to the Operating Partnership or the Company at Closing, if elected by the Operating Partnership, provided, however, that a Direct Contribution, Subsidiary Contribution, Merger or Division shall not materially and adversely affect the Contributor or any Nominee in any way, including, without limitation, by impacting the tax treatment to the Contributor or any Nominee, without the prior written consent of the Contributor or such Nominee, or (ii) the entering into by any such partner or holder any agreement relating to (x) the formation of the Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership or the Company of any such direct or indirect interest or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any Person of a direct or indirect interest in such Partnership or Property, the entering into any agreement with any Person that grants to such Person the right to purchase a direct or indirect interest in such Partnership or Property, and the giving of the Consents and Waivers contained in this Section or consents or waivers similar thereto in form or purpose.

(c) As used herein, the term “Consents” means, with respect to any such Partnership or Property, any consent necessary or desirable under any Partnership Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the Partnership to have authority to permit any and all Conveyance Actions relating to such Partnership or Property or to amend any such Partnership Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute member or partner of such Partnership upon the Operating Partnership’s acquisition of the Partnership Interests therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to the applicable Partnership Agreement as may be reasonably be deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue such Partnership following the transfer of interest therein to the Operating Partnership.

(d) As used herein, the term “Waivers” means, with respect to a Partnership or a Property in which the Partnership Interests represent a direct or indirect interest, the waiving of any and all rights that the Contributor or Glenborough GP may have with respect to, and (to the extent controlled by the Contributor or Glenborough GP) that any such other Person may have with respect to, or that may accrue to the Contributor or Glenborough GP or such other controlled Person upon the occurrence of, a Conveyance Action relating to such Partnership or Property, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in such Partnership or Property or to sell the Contributor’s, Glenborough GP’s or other Person’s direct or indirect interest therein to another partner, rights to sell the Contributor’s, Glenborough GP’s or other Person’s direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such Partnership because of such Conveyance Action. The Contributor and Glenborough GP further covenant that they will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a Partnership or a Property in which the Partnership Interests represent a direct or indirect interest.

(e) The Waivers and Consents contained in this Section shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

ARTICLE 6.

POWER OF ATTORNEY

Section 6.1 Grant of Power of Attorney. The Contributor and Glenborough GP hereby irrevocably appoint the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of each of the Contributor and Glenborough GP, to act in the name, place and stead of each of the Contributor and Glenborough GP to make, execute, acknowledge and deliver all such other deeds (including grant deeds if applicable), assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of the Partnership Interests, the Contributed Assets, the Assumed Agreements or the Assumed Liabilities including, but not limited to, any registration rights agreements, partnership agreements, pledge agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could the Contributor or Glenborough GP if personally present and acting (the “Power of Attorney”), provided, that the Attorney-in-Fact may not take any such action on behalf of the Contributor unless such action is in accordance with the terms of this Agreement and the Attorney-in-Fact has given the Contributor reasonable prior written notice (including by electronic means) to G. Lee “Chip” Burns of the Contributor (email: chip.burns@glenborough.com) with a copy to Mark Opper of Goodwin Procter LLP (email: mopper@goodwinprocter.com) for each action to be so taken by the Attorney-in-Fact. Further, the Contributor and Glenborough GP each hereby grant to Attorney-in-Fact a proxy (the “Proxy”) to vote the Partnership Interests on any matter related to the Formation Transactions presented to any of the Partnerships’ partners for a vote, including, but not limited to, the transfer of interests in any Partnership by the other partners.

Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor or Glenborough GP, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Each of the Contributor and Glenborough GP agrees that, at the request of Operating Partnership, it will promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Article 6, such execution to be witnessed and notarized, and in recordable form (if necessary). The Contributor and Glenborough GP hereby authorize the reliance of third parties on each of the Power of Attorney and Proxy.

The Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement.

Section 6.2 Limitation on Liability. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by each of the Contributor and Glenborough GP hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility in its capacity as Attorney-in-Fact for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interests, the Contributed Assets or the Assumed Agreements by the Operating Partnership or the assumption of the Assumed Liabilities by the Operating Partnership and shall not be liable in its capacity as Attorney-in-Fact for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. Each of the Contributor and Glenborough GP agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability (including reasonably attorneys’ fees) incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by the Contributor and Glenborough GP hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. The Contributor and Glenborough GP agree that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), at its own cost, and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Contributor or Glenborough GP hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

Section 6.3 Ratification; Third Party Reliance. The Contributor and Glenborough GP hereby ratify and confirm that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Contributor and Glenborough GP under this Article 6, and the Contributor and Glenborough GP authorize the reliance of third parties on this Power of Attorney and waive its rights, if any, as against any such third party for its reliance hereon.

ARTICLE 7.

RISK OF LOSS

The risk of loss relating to the Partnership Interests, Property Interests and the underlying Properties prior to the Pre-Closing shall be borne by the Contributor. If, prior to the Pre-Closing, (a) any Property is materially or totally destroyed or damaged by fire or other casualty, or (b) any Property is materially or totally taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option (such election to be made as soon as reasonably practicable following such occurrence and in any event prior to the Pre-Closing), either: (i) terminate this Agreement, in which event the parties shall have no further obligations hereunder; or (ii) elect to proceed with the acquisition of the Partnership Interests or Property Interests, as the case may be, relating to the Properties, regardless of such destruction, damage or condemnation as described above. The Contributor shall not have any obligation to repair or replace any such damage, destruction or taken property. Unless the Operating Partnership elects to terminate this Agreement (in which case this sentence shall not apply), at the Closing (i) the Contributor shall pay or cause to be paid to the Operating Partnership any sums collected (directly or indirectly) by the Contributor, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation, if any, and otherwise assign to the Operating Partnership all rights (directly or indirectly) of the Contributor to collect such sums as may then be uncollected (except to the extent required for collection costs or repairs by the Contributor prior to the Closing Date, and provided that the Contributor shall retain any insurance proceeds attributable to lost rents or other items applicable to any period prior to the Determination Date, and all rights thereto); and (ii) the Contributor’s Total Consideration shall be reduced by the amount of any deductibles under the applicable insurance policies. As used in this Article 7, “materially” destroyed, damaged or taken refers to any casualty loss or damage or any loss due to condemnation, in either case, to a Property or any portion thereof if (x) the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect or other qualified expert selected by the Contributor and reasonably approved by the Operating Partnership, or the amount of the proposed condemnation award, is equal to or greater than ten percent (10%) of the Total Consideration for such

Property, (y) such loss or damage would entitle tenants occupying more than ten percent (10%) of the total rentable square footage at such Property, in the aggregate, to terminate their Leases, or (z) such loss or damage otherwise materially impairs the current use or square footage of such Property, the parking therefor or access thereto.

ARTICLE 8.

MISCELLANEOUS

Section 8.1 Further Assurances. The Contributor, Glenborough GP and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 8.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.3 Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

Section 8.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 8.5 Entire Agreement. This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 2.3 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit C is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit C, and is subject to all of the provisions of this Article 8.

Section 8.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 8.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 8.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 8.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

Section 8.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors. Except to the extent attributable to a breach by the Operating Partnership of any tax-related representations, warranties or covenants set forth in this Agreement or any Exhibit to this Agreement (including the Tax Protection Agreements), the Operating Partnership shall not be liable for any damages resulting from a successful challenge of the treatment or characterization by any taxing authority of the transactions contemplated herein.

Section 8.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributor, the Operating Partnership and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby, subject, however, to the limitations set forth in Section 3.7 of Exhibit C. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 8.12 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company and/or the Operating Partnership:

11601 Wilshire Boulevard, Suite 1600

Los Angeles, California 90025

Phone: (310) 445-5702

Facsimile: (310) 445-5710

Attn: Mark Lammas

With a copy to (which shall not constitute notice):

Latham & Watkins, LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Phone: (213) 891-8640

Facsimile: (213) 891-8763

Attn: Brad Helms

To the Contributor:

Glenborough Fund XIV, L.P.

400 South El Camino Real,

11th Floor San Mateo, California 94402-1708

Phone: 650-343-9300

Facsimile: 650-343-7438

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Morgan Stanley

555 California Street, Suite 2200

San Francisco, California 94104

Phone: 415-576-2027

Facsimile: 415-591-5654

Attention: Amy Gunther Price

And a copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109-2802

Phone: 617-570-1000

Facsimile: 617-523-1231

Attention: Mark Opper, Esq.

Section 8.13 Equitable Remedies; Limitation on Damages. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit the Contributors to enforce consummation of the Public Offering. It is further agreed that the Contributor shall not have any liability under or in connection with this Agreement if the Closing fails to occur, except that if the Closing fails to occur due to the Contributor’s material breach of this Agreement, then the Operating Partnership’s and the Company’s sole and exclusive remedy for any such default shall be to either (a) terminate this Agreement and obtain reimbursement from the Contributor (but, under no circumstances, the Nominees) of the Operating Partnership’s and the Company’s actual out-of-pocket expenses paid in connection with this Agreement and the transactions contemplated hereby (but not more than $2,000,000 in the aggregate), it being understood that in no event shall the Operating Partnership or the Company have a right to damages (except pursuant to clause (a) above) in such event, and that in such event no party shall have any further obligation or liability to the other hereunder, or (b) specifically enforce this Agreement (it being understood that if the Operating Partnership and the Company proceed with the Closing then neither the Contributor nor the Nominees shall have any liability to the Operating Partnership or the Company in respect of (and neither the Operating Partnership nor the Company shall make any claim, including a claim for indemnification under Section 3.2 of Exhibit C, based upon) any pre-Closing breach, default or other matter which was known to the Operating Partnership or the Company as of Closing).

Section 8.14 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 8.13 above, be settled by final and binding arbitration conducted in Los Angeles, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

(i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the Los Angeles, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(iii) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

Section 8.15 Enforcement Costs. Should either party institute any action or proceeding under Section 8.14 above (or, with respect to the Operating Partnership, Sections 8.13 or 8.14 above), the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such action or proceeding. A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding and provision (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

“OPERATING PARTNERSHIP”

Hudson Pacific Properties, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc. a Maryland corporation
Its:	General Partner

By:
Name:
Title:

“COMPANY”

Hudson Pacific Properties, Inc.

By:
Name:
Title:

“CONTRIBUTOR”

Glenborough Fund XIV, L.P.

By:	Glenborough Acquisition, LLC, its general partner

By:
Name:
Title:

“GLENBOROUGH GP”

Glenborough Acquisition, LLC

By:
Name:
Title:

S-1

EXHIBIT A-1

TO

CONTRIBUTION AGREEMENT

CONTRIBUTOR’S PROPERTIES AND PARTNERSHIPS

Set forth below is a list of the Properties and Partnerships that are subject to this Agreement.

CONTRIBUTOR	PARTNERSHIPS	PERCENTAGE OF OWNERSHIP INTERESTS BEING CONTRIBUTED BY CONTRIBUTOR
Glenborough Fund XIV, L.P.	GLB Encino, LLC, a Delaware limited liability company Glenborough Tierrasanta, LLC, a Delaware limited liability company	100%

CONTRIBUTOR	PROPERTIES	CONTRIBUTOR’S ALLOCABLE SHARE
Glenborough Fund XIV, L.P.	First Financial Tierrasanta Research Park	100%

Exhibit A(1)-1

EXHIBIT A-2

TO

CONTRIBUTION AGREEMENT

ADDITIONAL PARTICIPATING PROPERTIES AND PARTICIPATING PARTNERSHIPS

Set forth below is a list of the additional Participating Properties and Participating Partnerships that the Operating Partnership expects to acquire in the Formation Transactions.

Additional Participating Properties:

Sunset Gower Studios (including the Technicolor Building and 6060 Sunset Boulevard, located in Los Angeles, California)

Sunset Bronson Studios (including the Main Lot, the KTLA Building, Lot A and Lot D, located in Los Angeles, California)

City Plaza (One City Boulevard West, Orange, California)

Soma Square (875-899 Howard Street, San Francisco, California)

Additional Participating Partnerships:

Hudson Capital, LLC, a California limited liability company

Hudson Sunset Gower, LLC, a Delaware limited liability company

Hudson Office Properties, LLC, a Delaware limited liability company

Hudson Studios Management, LLC, a Delaware limited liability company

Hudson OP Management, LLC, a Delaware limited liability company

SGS Realty II, LLC, a Delaware limited liability company

SGS Realty I, LLC, a Delaware limited liability company

SGS Holdings, LLC, a Delaware limited liability company

Sunset Studios Holdings, LLC, a Delaware limited liability company

Sunset Bronson Entertainment Properties, LLC, a Delaware limited liability company

HFOP Associates, LLC, a Delaware limited liability company

HFOP City Plaza, LLC, a Delaware limited liability company

Howard Street Associates, LLC, a Delaware limited liability company

Exhibit A(2)-1

EXHIBIT B

TO

CONTRIBUTION AGREEMENT

FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Contributor”) hereby assigns, transfers, sells and conveys to Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under the following (excluding, however, any Excluded Assets):

•

each Partnership set forth on Schedule A attached hereto, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of each Partnership and the right to receive distributions of money, profits and other assets from each Partnership, presently existing or hereafter at any time arising or accruing, and

•

all of the Contributed Assets and the Assumed Agreements listed on Schedule B attached hereto, if any, together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof, in each case to the fullest extent assignment thereof is permitted by applicable law,

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes from the Contributor all obligations in respect of the Partnership Interests set forth on Schedule A attached hereto, and absolutely and unconditionally accepts the foregoing assignment from the Contributor of each Contributed Asset and Assumed Agreement listed on Schedule B attached hereto, if any, and assumes all Assumed Liabilities (but not the Excluded Liabilities) from the Contributor, and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of the Contributor thereunder from and after the date hereof. The Operating Partnership assumes no Excluded Liabilities, and the parties thereto agree that all Excluded Liabilities shall remain the sole responsibility of the Contributor.

The Contributor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, the Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Assumed Agreements granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of             , 2010, between the Operating Partnership, the Contributor and the other parties thereto.

[Remainder of page left intentionally blank.]

Exhibit B-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

CONTRIBUTOR:

Glenborough Fund XIV, L.P.

By:	Glenborough Acquisition, LLC, Its general partner

By:
Name:
Title:

S-1

OPERATING PARTNERSHIP:

Hudson Pacific Properties, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

S-2

EXHIBIT C

TO

CONTRIBUTION AGREEMENT

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF CONTRIBUTOR

ARTICLE 1 — ADDITIONAL DEFINED TERMS

For purposes of this Exhibit C, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit C is attached:

Actions: Means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

Agreement: Means the Contribution Agreement to which this Exhibit C is attached.

Disclosure Schedule: Means that disclosure schedule attached as Appendix A to the Agreement.

Entity: Means each Partnership and each partnership, limited liability company or other legal entity that is directly or indirectly owned by the Contributor and that directly or indirectly owns or ground leases any Property.

Environmental Law: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.

Environmental Permits: Means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

Excluded Liabilities: Means the Excluded Liabilities described in Section 1.5 of the Agreement, and any and all liabilities of the Contributor or any Entity related thereto arising from actions taken or omitted by the Contributor or such Entity in its capacity, if any, as a general partner or manager of an Entity with any other equity partners or members prior to the Closing Date which action or inaction is determined by a court of competent jurisdiction to be ultra vires or to comprise a breach of its fiduciary duties, if any, to such third party. However, notwithstanding anything to the contrary in this Agreement, “Excluded Liabilities” shall not include (and, without limitation, the Contributor shall not have any liabilities or obligations whatsoever under Section 3.2(b) of this Exhibit C in respect of) the following:

Exhibit C-1

(i) any liabilities relating to a Property (including liability with respect to environmental matters, compliance with law, leases and contracts, title, survey, or the condition of the Property), it being understood the Contributor is not making any representations or warranties with respect to any Property except as expressly provided in Article II of this Exhibit C; (ii) liabilities resulting from any act or omission by or on behalf of the Operating Partnership or the Company (or any member of the Partnerships after the Closing); and (iii) any liabilities reflected on the financial statements of the Partnerships as included in the Prospectus, and liabilities arising after the date of such financial statements incurred in the ordinary course of a Partnership’s business; provided, however, that the foregoing list of exclusions from Excluded Liabilities shall in no way be deemed to limit the Contributor’s obligations under Section 3.2(a) or clause (i) of Section 3.2(b) of this Exhibit C.

Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

Hazardous Material: Means any substance:

(i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or

(ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any Governmental Entity; or

(iv) the presence of which on, under or about, a Property poses a hazard to the health or safety of persons on or about such Property; or

(v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

(vi) radon gas.

Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit C.

Knowledge: Means, with respect to the Contributor, the actual knowledge, without inquiry or duty of inquiry, of any of the following persons: Amy Price, Kevork Zoryan, Andrew Batinovich and G. Lee Burns.

Liens: Means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any obligations under capital leases having substantially the same economic effect as any of the foregoing).

Exhibit C-2

Permitted Encumbrances: Means:

(a) Liens securing Taxes, the payment of which (i) is not delinquent or (ii) is actively being contested in good faith by appropriate proceedings diligently pursued and is appropriately reserved for in accordance with generally accepted accounting principles;

(b) Zoning laws and ordinances applicable to the Properties which are not violated by the existing structures or present uses thereof or the transfer of the Properties;

(c) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

(d) any exceptions contained in the marked-up Title Commitments or Proforma title insurance policies identified in Schedule 1 to the Disclosure Schedule (collectively, the “Title Commitments”) for purposes of the conditions to closing in Section 2.1(a) of the Agreement, and any exceptions contained in the Title Policies for all other purposes under the Agreement or this Exhibit C; and

(e) the Liens of all Existing Loan Documents.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

Prospectus: Means the Company’s final prospectus, as delivered to investors in the Public Offering (including, without limitation, the pro forma financial statements contained therein and any matters for which a reserve has been established as reflected in such pro forma financial statements).

REIT Shares: Shall have the meaning set forth in the OP Agreement.

Release: Shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at 42 U.S.C. Section 9601(22), but not including the exclusions identified in that definition, at subparts (A) through (D).

Tax or Taxes: Means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Return: Means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES

OF CONTRIBUTOR

Except as set forth in the Disclosure Schedule or the Prospectus, the Contributor represents and warrants to the Operating Partnership and the Company as set forth below in this Article 2, which

Exhibit C-3

representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

2.1 Organization; Authority; Qualification. The Contributor has been duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Contributor has all requisite power and authority to enter into this Agreement, each agreement contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. Each Entity owned by the Contributor is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation and each such Entity has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. The Contributor has made available to the Operating Partnership true and correct copies of the organizational documents of each Entity owned by the Contributor, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”). Schedule 2.1 of the Disclosure Schedule lists each Entity owned by the Contributor, its jurisdiction of formation and each partner, member or other equity owner of such Entity as of the date hereof.

2.2 Due Authorization. The execution, delivery and performance of the Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor and its members or partners. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Contributor or any Entity owned by the Contributor in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

2.4 Ownership of the Partnership Interests; Contributed Assets.

Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Partnership Interests and Property Interests listed on Exhibit A-1 attached hereto constitute all of the issued and outstanding equity interests in the Partnerships, the Entities and the Properties being contributed by the Contributor, and such interests are owned (directly or indirectly) by the Contributor that is contributing the same pursuant to the Agreement. Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributor is the sole owner of the Partnership Interests being contributed by it, beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey the Partnership Interests, free and clear of any Liens, and, upon delivery of consideration for such Partnership Interests as herein provided, the Operating Partnership will acquire good title thereto, free and clear of any Liens other than any liens arising through the Operating Partnership. Except as set forth in Schedule 2.4 to the Disclosure Schedule, there are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Partnership Interests to be contributed by the Contributor or any equity interest in any Entity that will be in effect as of the Closing.

Exhibit C-4

Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributor or the relevant Entity, as applicable, is the sole owner of the Contributed Assets, if any, and has full power and authority to convey the Contributed Assets, if any. Other than the Excluded Assets, the applicable Partnership Interests, Property Interests, Contributed Assets and Assumed Agreements constitute all assets, rights, interests, and property interests owned by the Contributor related to the Properties. Other than the ownership interests listed on Schedule 2.4, no Entity in which the Contributor holds an interest to be contributed hereunder holds any equity ownership interest in, or any note, stock or other security of, any other partnership, limited liability company or other entity. Except as set forth in Schedule 2.4 to the Disclosure Schedule, no person or entity holds any rights granted by the Contributor or any affiliate thereof to purchase or otherwise acquire all or any portion of the Properties (or interest therein) that will be in effect as of the Closing, including pursuant to any purchase agreement, option, right of first offer, right of first refusal, gift or other agreement.

2.5 No Violation. Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Operating Partnership of (A) the organizational documents, including the operating agreement, if any, of the Contributor or any of the Entities in which the Contributor holds an interest to be contributed hereunder, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor or any Entity in which the Contributor holds an interest to be contributed hereunder, or the Partnership Interests, Property Interests or the Contributed Assets to be contributed thereby, are bound, or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or Governmental Entity or foreign, federal, state, local or other law binding on the Contributor or the Entities in which the Contributor holds an interest to be contributed hereunder, or by which the Contributor, Entity or any of their assets or properties (including the Contributed Assets) are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach, default or right would not have a Material Adverse Effect.

2.6 Non-Foreign Status. The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. The Contributor will provide affidavits at the Closing to this effect as provided for in Section 2.3(e) of the Agreement.

2.7 Withholding. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any United States federal or state withholding provisions, including without limitation those referred to in Section 2.6 above. If the Contributor (or any Nominee) fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor (or such Nominee) as required by the Code or applicable state law. To the extent amounts are so withheld by the Operating Partnership, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Contributor.

2.8 Investment Purposes. The Contributor acknowledges its understanding that the offering and issuance of OP Units and Series A Preferred OP Units to be acquired by it or its Nominees pursuant

Exhibit C-5

to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to the Company and the Operating Partnership as follows:

2.8.1 Investment. The Contributor is acquiring OP Units and/or Series A Preferred OP Units solely for its own account (or to be transferred to the Nominees) for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the OP Units and/or Series A Preferred OP Units, as applicable, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership, it being agreed that Goodwin Procter LLP is acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, or (iii) the Transfer is otherwise permitted by the OP Agreement. The term “Transfer” shall not include any redemption or exchange of the OP Units or Series A Preferred OP Units, as applicable, for REIT Shares pursuant to Section 8.6 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

2.8.2 Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. The Contributor is able to bear the economic risk of holding the OP Units and/or Series A Preferred OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units and/or Series A Preferred OP Units, as applicable; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units and/or Series A Preferred OP Units, as applicable, as the Contributor deems necessary or desirable, has had cash flow and operations data for the Properties made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Properties, the business and prospects of the Company and the Operating Partnership and the OP Units and/or Series A Preferred OP Units, as applicable, which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units and/or Series A Preferred OP Units, as applicable, and to conduct its own independent valuation of the Properties. The Contributor (or each of its constituent equity owners) has reviewed with its legal counsel and tax advisors the forms of the Articles of Amendment and Restatement, the Amended and Restated Bylaws of the Company, the form of which is attached to the Agreement as Appendix C (the “Amended and Restated Bylaws”) and the OP Agreement.

2.8.3 Holding Period. The Contributor acknowledges that it has been advised that (i) the OP Units and Series A Preferred OP Units are not redeemable or exchangeable for REIT Shares for a minimum of fourteen (14) months and three (3) years, respectively, (ii) the OP Units and Series A Preferred OP Units issued pursuant to the Agreement, and any REIT Shares issued in exchange for, or in respect of a redemption of, any OP Units and/or Series A Preferred OP Units, as applicable, are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and the Contributor understands that the Operating Partnership has

Exhibit C-6

no obligation or intention to register any OP Units and/or Series A Preferred OP Units, except to the extent set forth in the Registration Rights Agreement; accordingly, the Contributor may have to bear indefinitely, the economic risks of an investment in such OP Units and/or Series A Preferred OP Units, (iii) a restrictive legend in the form hereafter set forth shall be placed on the OP Unit Certificates and the Series A Preferred OP Unit Certificates (and any certificates representing REIT Shares for which OP Units and/or Series A Preferred OP Units may, in certain circumstances, be exchanged or redeemed), and (iv) a notation shall be made in the appropriate records of the Operating Partnership and the Company indicating that the OP Units and Series A Preferred OP Units (and any REIT Shares for which OP Units and/or Series A Preferred OP Units may, in certain circumstances, be exchanged or redeemed) are subject to restrictions on transfer.

2.8.4 Accredited Investor. The Contributor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Act). The Contributor has previously provided the Operating Partnership and the Company with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

2.8.5 Legend. Each OP Unit Certificate and Series A Preferred OP Unit Certificate, if any, issued pursuant to the Agreement (and any certificates representing REIT Shares for which OP Units and/or Series A Preferred OP Units may, in certain circumstances, be exchanged or redeemed), unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws;

In addition to the foregoing legend, each certificate (if any) representing REIT Shares for which the OP Units and/or Series A Preferred OP Units may, in certain circumstances, be exchanged or redeemed shall also bear a legend which generally provides the following:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations

Exhibit C-7

must immediately notify the Corporation. If any of the restrictions on transfer or ownership set forth in (i) through (iii) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may take other actions, including redeeming shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

2.9 No Brokers. Except as set forth in Schedule 2.9 to the Disclosure Schedule, neither the Contributor nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company, the Operating Partnership or any of their affiliates (including any of the Partnerships and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

2.10 Solvency. Assuming the accuracy of the Company’s and the Operating Partnership’s representations and warranties, the Contributor will be solvent immediately following the transfer of its Partnership Interests and the Contributed Assets to the Operating Partnership.

2.11 Taxes. To the Contributor’s Knowledge, no Tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property, except for Permitted Liens. Copies of the real property Tax bills for each Property for the current Tax year have been furnished or made available to the Operating Partnership, and such Tax bills are true and correct copies of all of the real property Tax bills for such Tax year actually received with respect to each such Property by the Contributor or the Entities. For federal income Tax purposes, each Entity being acquired by the Company or the Operating Partnership (each such entity, an “Acquired Entity”) is, and at all times during its existence has been either (i) a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation) or (ii) a disregarded entity. Each Acquired Entity has timely and properly filed all Tax Returns required to be filed by it. All such Tax Returns are complete and accurate in all material respects. Except as set forth on Schedule 2.11 to the Disclosure Schedule, all Taxes due and owing with respect to each Acquired Entity or Property (whether or not shown on any Tax Return) have been paid. No Acquired Entity is currently the beneficiary of any extension of time within which to file any Tax Return or has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No deficiencies for Taxes of any Acquired Entity or with respect to any Property have been claimed, proposed or assessed by any Tax authority or other Governmental Entity. There are no audits, investigations, disputes, notices of deficiency, claims or other actions for or relating to any liability for Taxes of any Acquired Entity or with respect to any Property pending or, to the Knowledge of the Contributor, threatened in writing in the last twelve months.

2.12 Litigation. Except as set forth in Schedule 2.12 to the Disclosure Schedule, there is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to the Contributor’s Knowledge, threatened in writing in the last twelve months, against any Property, any Property Interests, the Contributor, the Contributed Assets or any of the Entities or that would reasonably be expected to

Exhibit C-8

adversely affect the Contributor’s ability to consummate the transactions contemplated hereby. The Contributor is not bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Partnership Interests, Property Interests, the Contributed Assets, or any Entity which in any such case would impair the Contributor’s ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

2.13 Compliance With Laws. In connection with the operation of the Properties, except as set forth in Schedule 2.13 to the Disclosure Schedule, to the Contributor’s Knowledge, each Property has been maintained and the Contributor has not received written notice that any Property is not in compliance in all material respects with all applicable laws, ordinances, rules, regulations, codes, orders and statutes (including, without limitation, those currently relating to fire safety, conservation, parking, Americans with Disabilities Act, zoning and building laws) whether federal, state or local, except where the failure to so comply would not have a Material Adverse Effect on such Property. Compliance with Environmental Laws is not addressed by this Section 2.13, but rather solely by Section 2.17.

2.14 Eminent Domain. There is no existing or, to the Contributor’s Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, in respect of all or any material portion of any Property.

2.15 Licenses and Permits. Except as set forth in Schedule 2.15 to the Disclosure Schedule, to the Contributor’s Knowledge, all licenses, permits or other governmental approvals (including certificates of occupancy) required to be obtained by the owner of any Property in connection with the construction, use, occupancy, management, leasing and operation of the Properties have been obtained and are in full force and effect and in good standing, except for those licenses, permits and other governmental approvals the failure of which to obtain or maintain in good standing would not have a Material Adverse Effect on such Property.

2.16 Real Property Agreements. Except as set forth in Schedule 2.16 to the Disclosure Schedule, to the Contributor’s Knowledge, no monetary or material non-monetary default (beyond applicable notice and cure periods) by any party exists under any material agreement to which such Partnership is a party affecting any Property (including, without limitation, any of the covenants, conditions, restrictions, right-of-way or easements constituting one or more of the Permitted Exceptions) which would have a Material Adverse Effect on such Property. To the Contributor’s Knowledge, such agreements are valid and binding and in full force and effect, have not been materially amended, modified or supplemented since such time as such agreements were made available to the Operating Partnership, except for such amendments, modifications and supplements delivered or made available to the Operating Partnership.

2.17 Environmental Compliance. To the Contributor’s Knowledge, except as may be disclosed in Schedule 2.17 to the Disclosure Schedule or the environmental reports listed therein (the “Environmental Reports”) (true and correct copies of which have been made available to the Operating Partnership), the Properties are currently in compliance with all Environmental Laws and Environmental Permits, except where the failure to so comply would not have a Material Adverse Effect on such Property. The Contributor has not received any written notice from the United States Environmental Protection Agency or any other federal, state, county or municipal entity or agency that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any current violation of, or requiring current compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the Properties. No litigation in which the Contributor or any related Entity is a named party is pending with respect to Hazardous Materials located in, on, under or upon any

Exhibit C-9

of the Properties, and, to the Contributor’s Knowledge, no investigation in such respect is pending and no such litigation or investigation has been threatened in writing in the last twelve months by any Governmental Entity or any third party. To the Contributor’s Knowledge, except as may be disclosed in Schedule 2.17 to the Disclosure Schedule or the Environmental Reports, there are no environmental conditions existing at, on, under, upon or affecting the Properties or any portion thereof that would reasonably be likely to result in any claim, liability or obligation under any Environmental Laws or Environmental Permit or any claim by any third party that would have a Material Adverse Effect.

2.18 Intentionally omitted.

2.19 Intentionally omitted.

2.20 Leases. With respect to each Property, the leases, licenses, tenancies, possession agreements and occupancy agreements with tenants of such Property (the “Leases”) are identified on Schedule 2.20 to the Disclosure Schedule. The applicable Partnership holds the lessor’s interest under such Leases. A true and complete copy of all such Leases have been made available to the Operating Partnership. To the Contributor’s Knowledge, such Leases are in full force and effect, except as indicated otherwise in Schedule 2.20 to the Disclosure Schedule, the rent roll delivered to the Operating Partnership on the date hereof or in any estoppel certificate delivered to the Operating Partnership prior to the Closing. To the Contributor’s Knowledge, except as set forth in Schedule 2.20 to the Disclosure Schedule or the rent roll delivered to the Operating Partnership on the date hereof, no monetary or material non-monetary default (beyond applicable notice and cure periods) by any party exists under any Lease. To the Contributor’s Knowledge, no tenants under any of the Leases is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings.

2.21 Ground Leases. No Property is the subject of any ground leases or air space leases in which any of the Partnerships or any related Entity holds an interest as lessee or tenant.

2.22 Tangible Personal Property. Except as set forth in Schedule 2.22 to the Disclosure Schedule, to the Contributor’s Knowledge, the Contributor’s interests in any fixtures or personal property that constitute Contributed Assets are free and clear of all Liens, other than Liens pursuant to the agreements pursuant to which such Fixtures and Personal Property are leased and Permitted Encumbrances.

2.23 Service Contracts. Except as set forth in Schedule 2.23 to the Disclosure Schedule, there are no (a) employees of any Partnership or Entity as of the date hereof, nor (b) service or maintenance contracts affecting any Property which are not cancelable upon ninety (90) days notice or less or which are for a contract amount greater than $100,000 per annum; true and correct copies of the service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to any Property (the “Service Contracts”) have been made available to the Operating Partnership and, to the Contributor’s Knowledge, the same are in full force and effect and have not been materially modified or amended except in the ordinary course of the applicable Partnership’s business. Except as set forth on Schedule 2.23 to the Disclosure Schedule, no Partnership has given or received written notice of any material event of default (which remains uncured) under any of the Service Contracts.

2.24 Existing Loans. Schedule 2.24 to the Disclosure Schedule lists all secured loans presently encumbering the Properties or any direct or indirect interest in any Entity held by the Contributor, and any unsecured loans related thereto to be assumed by the Operating Partnership or any subsidiary of the Operating Partnership at Closing, as of the date hereof (the “Disclosed Loans”), the approximate outstanding aggregate principal balance of which is approximately $57,300,000 as of the date hereof based on the calculation of the loans listed in Schedule 2.24. To the Contributor’s

Exhibit C-10

Knowledge, the Disclosed Loans and the documents entered into in connection therewith (collectively, the “Disclosed Loan Documents”) are in full force and effect as of the date hereof. To the Contributor’s Knowledge, no monetary or material non-monetary default (beyond applicable notice and cure periods) by any party exists under any of the Loan Documents. True and correct copies of the existing Disclosed Loan Documents have been made available to the Operating Partnership. Except as set forth on Schedule 2.24, no Entity is the holder of any promissory note or similar debt instrument whether issued by an affiliated entity or third party.

2.25 Zoning. The Contributor has not received (i) any written notice (which remains uncured) from any Governmental Entity stating that any of the Properties is currently violating any zoning, land use or other similar rules or ordinances in any material respect, or (ii) any written notice of any pending or threatened proceedings for the rezoning (i.e., as opposed to the current zoning) of any of the Properties or any portion thereof in any material respect.

2.26 Intentionally omitted.

2.27 Intentionally omitted.

2.28 Exclusive Representations. Except as set forth above in this Exhibit C, the Contributor makes no representation or warranty of any kind, express or implied, in connection with all or any of the Property, the Partnership Interests, the Property Interests, the Contributed Assets, the Assumed Agreements, the Assumed Liabilities or any Entity, and each of the Operating Partnership and the Company acknowledges that it has not relied upon any other such representation or warranty. Except as set forth in Section 3.2(e) of the Agreement, the Contributor acknowledges that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and tax consequences of the transfer to the Operating Partnership of the Contributor’s Property, Partnership Interests, Property Interests, the Contributed Assets, the Assumed Agreements, or Assumed Liabilities, nor with respect to the Contributor’s receipt of OP Units and Series A Preferred OP Units as consideration therefor. The Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 3 — INDEMNIFICATION

3.1 Survival Of Representations And Warranties; Remedy For Breach.

(a) Subject to Section 3.7 of this Exhibit C, all representations and warranties contained in this Exhibit C (as qualified by the Disclosure Schedule) or in any Schedule, Exhibit, certificate or affidavit delivered pursuant to the Agreement shall survive the Closing.

(b) Notwithstanding anything to the contrary in the Agreement or this Exhibit C, following the Closing and payment of cash and issuance of OP Units and/or Series A Preferred OP Units to the Contributor, the Contributor shall not be liable under this Exhibit C or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement (other than the covenants and obligations set forth in Sections 2.5 and 2.6(e) thereof) or in any Schedule, Exhibit, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this Article 3, which, except as provided in Sections 8.13, 8.14 and 8.15 of the Agreement, shall be the sole and exclusive remedy with respect thereto. In furtherance of the foregoing provision relating to exclusive remedy, each of the Operating Partnership and the Company hereby expressly waives any rights or claims it may have to pursue any remedy against the Contributor or any of its affiliates (including the Nominees) following the Closing and payment of cash and issuance of OP Units and/or Series A Preferred OP Units to the

Exhibit C-11

Contributor, whether under statute or common law, including, without limitation, any rights arising under any Environmental Law, other than (i) as provided in this Article 3 or in Sections 8.13, 8.14 and 8.15 of the Agreement, and (ii) with respect to the covenants and obligations described in Sections 2.5 and 2.6(e) of the Agreement. In no event shall the constituent members, partners, employees, officers, directors, managers, advisers, agents or representatives of the Contributor, or of any Entity other than the Contributor, be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributor or Entity pursuant thereto.

3.2 General Indemnification.

(a) From and after the Closing Date, the Contributor shall indemnify, hold harmless and defend the Operating Partnership and the Company (each of which is an “Indemnified Party”) from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Contributor contained in the Agreement (as qualified by all items set forth in the Prospectus and the Disclosure Schedule and including, without limitation, this Exhibit C), or in any Schedule, Exhibit, certificate or affidavit delivered by the Contributor pursuant thereto. In each case, the Contributor shall only bear the fees, costs or expenses in connection with the employment of one counsel (regardless of the number of Indemnified Parties).

(b) The Contributor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties to the extent resulting from an unrelated third-party claim arising from (i) the Contributor’s failure to timely pay any fees and expenses of the Contributor for which it is responsible pursuant to this Agreement in connection with the transactions contemplated by this Agreement, and (ii) any Excluded Liabilities of the Contributor.

(c) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributor until all proceeds and benefits, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.6(a) up to the amount actually paid (or deemed paid) by the Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributor with respect to insurance coverage disputes shall constitute Losses paid by the Contributor for purposes of Section 3.2(a)).

3.3 Pledge Agreement. At the IPO Closing, the Contributor shall execute (or have executed on its behalf by the Attorney-in-Fact) a Pledge Agreement (in the form of Exhibit F to the Agreement) pursuant to which its indemnity contained in this Article 3 shall be secured by a pledge of such OP Units and/or Series A Preferred OP Units equal to 10% of the aggregate Total Consideration of the Contributor and the Nominees, and which pledge will be in full satisfaction of any indemnification obligations of the Contributor contained in this Article 3.

Exhibit C-12

3.4 Agent for Pledgees.

(a) Each Indemnified Party by accepting the benefits of this Agreement hereby designates and appoints the Operating Partnership as its agent under the Pledge Agreement, and each Indemnified Party hereby irrevocably authorizes the Operating Partnership to take such action or to refrain from taking such action on its behalf under the provisions of the Pledge Agreement and to exercise such powers as are set forth therein, together with such other powers as are reasonably incidental thereto. The Operating Partnership is authorized and empowered to amend, modify or waive any provisions of the Pledge Agreement on behalf of the Indemnified Parties. The Operating Partnership agrees to act as such on the express conditions contained in this Section 3.4. The provisions of this Section 3.4 are solely for the benefit of the Operating Partnership and the Indemnified Parties, and the Contributor shall not have any obligations under or rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall act solely as an administrative representative of the Indemnified Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Indemnified Parties, by or through its agents or employees.

(b) The Operating Partnership shall have no duties, obligations or responsibilities to the Indemnified Parties except those expressly set forth in this Section 3.4 or in the Pledge Agreement. Neither the Operating Partnership nor any of its officers, directors, employees or agents shall be liable to any Indemnified Party for any action taken or omitted by them under this Section 3.4 or under the Pledge Agreement, or in connection with this Section 3.4 or the Pledge Agreement, except that the Operating Partnership shall be obligated on the terms set forth in this Section 3.4 for performance of its express obligations under the Pledge Agreement. In performing its functions and duties under the Pledge Agreement, the Operating Partnership shall exercise the same care which it would exercise in dealing with a security interest in collateral held for its own account, but the Operating Partnership shall not be responsible to any Indemnified Party for any recitals, statements, representations or warranties in the Pledge Agreement or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Pledge Agreement or the collateral or the transactions contemplated thereby. The Operating Partnership shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement.

(c) The Operating Partnership shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Section 3.4 and the Pledge Agreement and its duties under this Section 3.4 or the Pledge Agreement, upon advice of counsel selected by it. The Operating Partnership shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Operating Partnership in its sole discretion.

3.5 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.6 hereof; provided that failure to give notice to the Contributor will not relieve the Contributor from any liability which it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the Contributor by reason of the inability or failure of the Contributor (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to the

Exhibit C-13

Contributor, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim. The Indemnified Party shall permit the Contributor, at their own option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; provided, however, that the Indemnified Party may at all times participate in such defense at its sole expense; and provided further, however, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid (or deemed paid) in full by the Contributor. If the Contributor has not undertaken such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances to the extent required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor and at the Contributor’s sole cost and expense (subject to the limitations in Section 3.6); provided, however, that the Contributor will be not obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Contributor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

3.6 Limitations on Indemnification Under Section 3.2(a).

(a) The Contributor shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Contributor under Section 3.2(a) exceeds one percent (1%) of the value of the aggregate Total Consideration (valuing such OP Units based upon the initial public offering price of the Common Stock and such Series A Preferred OP Units at Twenty-Five Dollars ($25.00) per unit) being paid to the Contributor and the Nominees, and then only to the extent of such excess.

(b) Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of the Contributor under Section 3.2(a) hereof shall not exceed ten percent (10%) of the value of the aggregate Total Consideration of the Contributor and the Nominees (valuing OP Units based upon the initial public offering price of the Common Stock and valuing Series A Preferred OP Units at Twenty-Five Dollars ($25.00) per unit). Notwithstanding anything contained herein to the contrary, before taking recourse against any assets of the Contributor and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) pursuant to Section 3.2(c) above, and then to the Contributor’s OP Units and Series A Preferred OP Units pledged pursuant to the Pledge Agreement, for indemnification under this Article 3, valuing OP Units based upon the initial public offering price of the Common Stock and valuing Series A Preferred OP Units at Twenty-Five Dollars ($25.00) per unit (and agree to treat any return of OP Units and Series A Preferred OP Units as an adjustment to the consideration delivered to the Contributor pursuant to the Formation Transactions). Following the Closing and the payment of cash and issuance OP Units and Series A Preferred OP Units to the Contributor, no Indemnified Party shall have recourse to any assets of the Contributor other than the OP Units and Series A Preferred OP Units pledged pursuant to the Pledge Agreement, and to the extent applicable, any relevant insurance policies. Notwithstanding anything to the contrary in this Agreement, the Contributor shall not be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, Taxes relating to Tax years beginning on or after the closing of the Formation Transactions, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

Exhibit C-14

(c) The limitations in this Section 3.6 shall not apply to any obligations of the Contributor under Sections 2.5 and 2.6(e) of the Agreement.

3.7 Limitation Period.

(a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor on or prior to the first (1st) anniversary of the Closing.

(b) Subject to Section 3.7(a), if asserted in writing on or prior to first (1st) anniversary of the Closing, any claims for indemnification pursuant to Section 3.2 shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or pursuant to Section 8.14 of the Agreement, and any claim for indemnification pursuant to Section 3.2 not so asserted in writing on or prior to the first (1st) anniversary of the Closing shall not thereafter be asserted and shall forever be waived.

Exhibit C-15

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

The Total Consideration to be received by the Contributor and its Nominees set forth below, in exchange for the Partnership Interests, the Property Interests, the Contributed Assets, the Assumed Liabilities and the Assumed Agreements related to the Properties described as “First Financial” and “Tierrasanta Research Park”, shall be (a) the number of OP Units and/or Series A Preferred OP Units equal to the value of the Total Consideration set forth below for the Contributor (subject to any adjustments to such Total Consideration pursuant to the Agreement, including, without limitation, Section 2.6(e)) or such Nominee, divided by (i) with respect to OP Units, the initial public offering price of the Common Stock, and (ii) with respect to Series A Preferred OP Units, Twenty-Five Dollars ($25.00), and (b) the amount of cash set forth below for the Contributor:

	VALUE OF OP UNITS	VALUE OF SERIES A PREFERRED OP UNITS	CASH
Contributor	$3,475,570.00	$298,688.00	$7,200,142.00
NFG Limited Partnership	$307,292.00	—	—
Keely Sellers	$58,277.00	—	—
Ross Holding & Management Company	$3,129.00	—	—
Raymond G. Azar and Eleanor K. Azar	—	$25,646.00	—
Robert Batinovich, Trustee, Robert Batinovich Trust	—	$2,000,000.00	—
Jeannine F. Cella	—	$3,000.00	—
Jeri E. Eaton	—	$191,584.00	—
Terry L. Eaton	—	$170,085.00	—
Julie L. Gurnik	—	$920,728.00	—
Robin S. Lauth	—	$5,931,687.00	—
Lawrence B. Palmer	—	$168,064.00	—
Russell D. Richardson	—	$2,765,771.00	—
Total	$3,844,268.00	$12,475,253.00	$7,200,142.00

Exhibit D-1

No fractional OP Units or Series A Preferred OP Units shall be issued in connection with the Formation Transactions. All fractional OP Units or Series A Preferred OP Units that a holder of OP Units or Series A Preferred OP Units would otherwise be entitled to receive as a result of the Formation Transactions shall be rounded up to the nearest whole number of OP Units or Series A Preferred OP Units, respectively.

THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING PURSUANT TO THIS EXHIBIT D SHALL BE PERFORMED IN GOOD FAITH BY THE OPERATING PARTNERSHIP AND IN ACCORDANCE WITH THE CONTRIBUTION AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, THE CONTRIBUTOR, ON BEHALF OF ITSELF AND ITS NOMINEES, AGREES THAT THE CALCULATION OF TOTAL CONSIDERATION DELIVERABLE AT CLOSING SHALL BE FINAL AND BINDING UPON THE CONTRIBUTOR AND ITS NOMINEES, ABSENT MANIFEST ERROR. THE CONTRIBUTOR SHALL NOTIFY THE OPERATING PARTNERSHIP IN WRITING OF ANY ALLEGED MANIFEST ERROR WITHIN 48 HOURS OF RECEIPT OF THE OPERATING PARTNERSHIP’S CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING. THE CONTRIBUTOR, ON BEHALF OF ITSELF AND ITS NOMINEES, HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS RELATING TO THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING, OTHER THAN AS SPECIFIED IN SUCH NOTICE SETTING FORTH THE ALLEGED MANIFEST ERROR.

Exhibit D-2

EXHIBIT E

TO

CONTRIBUTION AGREEMENT

FORM OF TENANT ESTOPPEL CERTIFICATE

EXHIBIT F

TO

CONTRIBUTION AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

EXHIBIT G

TO

CONTRIBUTION AGREEMENT

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

EXHIBIT H

TO

CONTRIBUTION AGREEMENT

FORM OF PLEDGE AGREEMENT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of [__], 2010, is entered into by and between Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership” or the “Pledgee”), and Glenborough Fund XIV, L.P. (the “Pledgor”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement (as defined below).

WHEREAS, Hudson Pacific Properties, Inc. (the “Company”) is the sole general partner of the Operating Partnership;

WHEREAS, pursuant to that certain Contribution Agreement, dated as of February 15, 2010, by and among the Operating Partnership, the Company, the Pledgor and Glenborough Acquisition, LLC (the “Contribution Agreement”), the Pledgor is contributing its Property Interests in the Participating Partnerships to the Operating Partnership in exchange for cash, OP Units and/or Series A Preferred OP Units;

WHEREAS, pursuant to the Contribution Agreement, the Pledgor has agreed to indemnify the Operating Partnership and the Company (each, an “Indemnified Party”), as provided (and subject to the limitations expressed in Article 3 of Exhibit C to the Contribution Agreement), for certain Losses asserted during the Survival Period (as hereinafter defined). The Pledgor’s obligations (i) so to indemnify the Indemnified Parties for Losses in accordance with Article 3 of Exhibit C to the Contribution Agreement, and (ii) to perform its obligations hereunder are referred to herein collectively as the “Secured Obligations”; and

WHEREAS, in order to secure the full and timely performance of the Secured Obligations pursuant to Article 3 of Exhibit C to the Contribution Agreement, the Pledgor has agreed to pledge and grant to the Pledgee for the Pledgee’s own benefit and the benefit of each Indemnified Party, a lien and security interest in, to and under a number of OP Units and/or Series A Preferred OP Units having a value equal to ten percent (10%) of the aggregate Total Consideration of the Pledgor and the Nominees, valuing OP Units based on the price per share of common stock in the initial public offering and valuing Series A Preferred OP Units at Twenty-Five Dollars ($25.00) per unit, as more fully described on Exhibit A attached hereto (the “Pledged Interests”), such pledge, lien and security interest to remain in effect during the Pledge Period (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. As collateral security for the payment, performance and observance of the Secured Obligations, now existing or hereafter arising, absolute or contingent, whether or not due and payable, the Pledgor pledges to the Pledgee, for its own benefit and for the benefit of each Indemnified Party, and grants to the Pledgee, for its own benefit and the benefit of each Indemnified Party, a security interest in the following property (collectively, the “Collateral”):

(a) the Pledged Interests, as more particularly described in Exhibit A attached hereto;

(b) any additional partnership interests in the Operating Partnership (“Partnership Interests”) and/or obligations of the Operating Partnership that may at any time hereafter be acquired by any Pledgor in respect of the Pledged Interests and, if any, the certificates or other instruments or documents evidencing the same;

(c) all rights of Pledgor in and to all distributions in kind declared in respect of any or all of the foregoing; and

(d) all proceeds and profits of any or all of the foregoing.

2. Delivery of Certificates and Instruments. The Pledgor shall deliver to the Pledgee: (a) the original certificates or other instruments or documents evidencing the Pledged Interests concurrently with the execution and delivery of this Agreement, and (b) the original certificates or other instruments or documents evidencing all other Collateral (except for Collateral that this Agreement specifically permits the Pledgor to retain) within ten (10) days after a Pledgor’s receipt thereof. All Collateral that is certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Pledgee or endorsed to the Pledgee or in blank.

3. Pledgor Remain Liable. Notwithstanding anything herein to the contrary: (a) the Pledgor shall remain obligated, to the extent set forth in the agreements (including, without limitation, the partnership agreement of Operating Partnership (the “OP Agreement”)) under which it has received, or has rights or obligations in respect of its ownership of, the Pledged Interests (“Related Agreements”) to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Pledgee of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under the Related Agreements, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of the Collateral pursuant hereto; and (c) the Pledgee shall not by reason of this Agreement have any obligations or liabilities under the Related Agreements, nor shall the Pledgee be obligated to perform any of the obligations or duties of the Pledgor under the Related Agreements or to take any action to collect or enforce any claim for payment assigned hereunder.

4. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants, as of the date hereof (for itself and not jointly or jointly and severally with any other Person), as follows:

(a) Set forth on Exhibit A attached hereto is a complete and accurate list and description of all Pledged Interests delivered by Pledgor. Pledgor owns, directly or indirectly, all of such Pledged Interests, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee. All other Collateral hereafter delivered by the Pledgor to the Pledgee will be owned, directly or indirectly, by the Pledgor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee.

(b) With respect to the Pledgor, the address of its chief executive office and principal place of business, and the location of its books and records relating to the Collateral, is set forth in Section 21 hereof. Pledgor will not change said address or location, or merge or consolidate with any person or change its name, without at least fifteen (15) days’ prior written notice to the Pledgee, and with respect to any such change in address or name or merger or consolidation, Pledgor shall execute and deliver to the Pledgee such documents and take such actions as the Pledgee reasonably deems necessary to perfect and protect the Pledgee’s security interests in and to the Collateral.

(c) During the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period (as defined below)), the Pledgor will not create, incur, assume or permit to exist any security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral (as defined below)) other than the security interest created pursuant to this Agreement or sell, transfer, assign, pledge or grant a security interest in the Collateral (or during such Extended Pledge Period, the Retained Collateral) to any person other than the Pledgee.

(d) The Pledged Interests that are Collateral hereunder are fully paid and are not subject to any options to purchase or similar rights of any kind granted by the Pledgor in favor of any Person, except pursuant to the terms of the OP Agreement.

(e) The Pledgor is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to own its properties and to carry on its business as currently conducted.

(f) The Pledgor has the requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

(g) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by the application of general equitable principles.

(h) The Pledgor’s execution, delivery and performance of this Agreement will not violate (as applicable) any law or regulation, or any order or decree of any court or governmental instrumentality, or any provision of the certificate of formation or limited liability company operating agreement of, or any securities issued by, the Pledgor, and will not conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Pledgor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Pledgor pursuant to the provisions of any of the foregoing.

(i) With the exception of the general partner of the Pledgor, which has already consented, no consent of any other Person (including, without limitation, as applicable, partners and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for the filing of any financing statements required or contemplated hereunder.

(j) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral to the extent such interest can be created pursuant to the California Uniform Commercial Code, subject to any filings or actions required pursuant to the California Uniform Commercial Code or otherwise.

(k) During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take commercially reasonable actions to defend the Pledgee’s security interest in the Collateral (or, during such Extended Pledge Period, the Retained Collateral) against the claims and demands of all Persons whomsoever.

(l) During the Pledge Period (and any Extended Pledge Period, if and to the extent applicable), the Pledgor will take any and all commercially reasonable actions necessary to maintain its status as a limited partner of the Operating Partnership and the limited liability represented by the Pledged Interests.

(m) During the Pledge Period, the Pledgor will not enter into or assume any other agreement containing a negative pledge with respect to the Collateral (or, during any Extended Pledge Period, if and to the extent applicable, with respect to the Retained Collateral).

5. Registration. At any time and from time to time during the Pledge Period, the Pledgee may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees.

6. Claims; Value of Collateral.

(a) Any claims by an Indemnified Party shall be made in accordance with Article 3 of Exhibit C to the Contribution Agreement. On or prior to the first (1st) anniversary of the Closing (the “Survival Period”), an Indemnified Party may give notice (a “Claim Notice”) to the Pledgor of any Loss that is subject to indemnification under Article 3 to Exhibit C of the Contribution Agreement.

(b) The value of Collateral (the “Value”) shall be determined as follows: (i) with respect to Collateral consisting of OP Units, an amount equal to the initial public offering price of shares of the Company’s common stock multiplied by the number of OP Units; (ii) with respect to Collateral consisting of Series A Preferred OP Units, an amount equal to Twenty-Five Dollars ($25.00) multiplied by the number of Series A Preferred OP Units; and (iii) for all other Collateral, the fair market value of such Collateral as determined by directors of the Company who meet the New York Stock Exchange standards of independence for directors, as determined by the Board of Directors of the Company (the “Independent Directors”).

7. Voting Rights and Certain Payments Prior to Occurrence of Secured Obligations and Other Events.

(a) Until Collateral may be applied to satisfy a Secured Obligation hereunder, the Pledgor shall be entitled to exercise, in its sole discretion but not inconsistent with the terms hereof, the voting power with respect to any such Collateral, and for that purpose the Pledgee shall (if such Collateral shall be registered in the name of the Pledgee or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or its nominee in such form and for such purposes as shall be reasonably required and specified in writing by the Pledgor, to enable the Pledgor to exercise such voting power with respect to such Collateral.

(b) Until the Independent Directors of the Company reasonably determine that the outstanding Claims asserted by the Indemnified Parties in one or more Claim Notices may equal or exceed the value of the Collateral then available to satisfy such Claims, the Pledgor shall be entitled to receive and retain for its own account any and all regular cash distributions (but not distributions in the form of Partnership Interests or other securities, distributions in kind or liquidating distributions, all of which shall be delivered and applied in accordance with Section 8 hereof) and interest at any time and from time to time paid upon any of such Collateral.

(c) Notwithstanding anything contained in this Agreement to the contrary, except with the prior consent of the Pledgee, until such time as the Pledge Period has expired, the Pledgor shall not have the right to exercise any of its redemption rights under Section 15.1 of the OP Agreement with respect to any Pledged Interests.

8. Extraordinary Payments and Distributions. In case, upon the dissolution or liquidation (in whole or in part) of the Operating Partnership, any sum shall be paid as a liquidating distribution or otherwise upon or with respect to any of the Collateral, such sum shall be paid over to the Pledgee promptly, and in any event within ten days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder. In case any distribution of Partnership Interests shall be made with respect to the Collateral, or Partnership Interests or fractions thereof shall be issued pursuant to any split involving any of the Collateral, or any distribution of capital shall be made on any of the Collateral, or any partnership interests, shares, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital of the Operating Partnership, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Operating Partnership, or pursuant to the merger or consolidation of the Operating Partnership with or into another entity, the partnership interests, shares, obligations or other property so distributed shall be delivered to the Pledgee promptly, and in any event within ten days after receipt thereof, to be held by the Pledgee as additional Collateral hereunder, and all of the same (other than cash) shall constitute Collateral for all purposes hereof.

9. Pledgor Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect and shall not be impaired by:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;

(b) any amendments to or modifications of any instrument (other than this Agreement) securing any of the Secured Obligations;

(c) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations; or

(d) the lack of enforceability of any of the Secured Obligations against the Pledgor or any other person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

10. Voting Rights and Certain Payments After Occurrence of Secured Obligation and Certain Other Events.

(a) At such time that Collateral may be applied to satisfy a Secured Obligation hereunder, all rights of the Pledgor to exercise or refrain from exercising all voting power with respect to such Collateral and to otherwise exercise all ownership rights arising from such Collateral shall cease, and thereupon the Pledgee shall be entitled to exercise all voting power with respect to such Collateral and otherwise exercise such ownership rights as though the Pledgee were the outright owner of such Collateral. In the event that the Independent Directors of the Company reasonably determine that the outstanding claims asserted by the Indemnified Parties in one or more Claim Notices may equal or exceed the value of the Collateral then available to satisfy such claims, the Pledgor shall no longer be the owner of such Collateral for tax purposes and all rights of the Pledgor to receive and retain the distributions and interest which it would otherwise be authorized to receive and retain pursuant to Section 7 hereof shall cease, and thereupon the Pledgee shall be entitled to receive and retain, as additional Collateral hereunder, any and all distributions and interest at any time and from time to time paid upon any of such Collateral, provided that, concurrent with making such determination, the Pledgee gives notice thereof to the Pledgor. Upon receipt of any such notice, the Pledgor may submit the matter to arbitration in accordance with the Dispute Resolution Provisions (as defined below), and the decision of the arbitrators as to the retention of any such distributions and interest shall be final and binding between the parties and shall be enforceable in any court of competent jurisdiction.

(b) All payments, distributions or other property or assets that are received by the Pledgor contrary to the provisions of paragraph (a) of this Section 10 shall be received and held in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee.

11. Application of Cash Collateral. Any cash received and retained by the Pledgee as additional Collateral pursuant to Section 8 hereof may at any time and from time to time be applied (in whole or in part) by the Pledgee, at its option, to the payment of the Secured Obligations which such Collateral secures (in such order as the Pledgee shall in its sole discretion determine), if and to the extent any such payment is required hereunder.

12. Application of Proceeds. Except as otherwise expressly provided herein, any cash received and retained pursuant to Section 8 hereof shall be applied by the Pledgee: first to the payment in full of the Secured Obligations, if and to the extent any such payment is required hereunder; and then, to the payment to the Pledgor, or its successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.

13. Remedies With Respect to the Collateral.

(a) Subject to the rights of the Pledgor to submit the matter to arbitration in accordance with the Dispute Resolution Provisions, if the Pledgor fails to pay or perform any Secured Obligation when due, the Pledgee, without obligation to resort to other security, shall have the right at any time and from time to time to receive all or any part of Collateral with a Value equal to the amount of such Secured Obligation, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof.

(b) Notwithstanding anything to the contrary in this Agreement (or the Contribution Agreement), the sole recourse of the Pledgee against the Pledgor for the Secured Obligations and the obligations of the Pledgor under this Agreement is limited to the rights of the Pledgor in any such Collateral that is applied to satisfy a Secured Obligation.

(c) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any transfer of Collateral to the Pledgee pursuant to this Agreement.

(d) Subject to the provisions of Section 13(b), the remedies provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Pledgee existing at law or in equity.

(e) Pledgor and Pledgee agree to treat any application of Pledged Interests or other Collateral in discharge of any Secured Obligations as a non-taxable adjustment to the portion of the consideration received by the Pledgor pursuant to the Contribution Agreement in the form of Partnership Units unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

14. Care of Collateral. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called “events”), the Pledgee’s duty shall be fully satisfied if (i) the Pledgee exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Collateral which are registered and held in the name of the Pledgee or its nominee, (ii) the Pledgee gives the Pledgor reasonable notice of the occurrence of any events, of which the Pledgee has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Pledgee or its nominee (the Pledgor agreeing to give the Pledgee reasonable notice of the occurrence of any events applicable to any securities in the possession of the Pledgee of which the Pledgor have received knowledge), and (iii) (a) the Pledgee endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Pledgee reasonably determines that the action requested might adversely affect the value of the Collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Pledgee, the Pledgee gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Pledgee makes such determination or if the Pledgor fails to make such timely request, the Pledgee takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Pledgee shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Pledgee of any internal procedures with respect to any Collateral in its possession. Except for any claims, causes of action or demands arising out of the Pledgee’s failure to perform its agreements set forth in this Section, the Pledgor releases the Pledgee from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral and/or any actions taken or omitted to be taken by the Pledgee with respect thereto, and the Pledgor hereby agrees to hold the Pledgee harmless from and with respect to any and all such claims, causes of action and demands.

15. Power of Attorney. The Pledgor hereby appoints the Pledgee to act during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period) as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pledgee reasonably may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, during the Pledge Period (and, if and to the extent applicable, any Extended Pledge Period), the Pledgee shall have the right and power (a) upon application of any Collateral (including, during such Extended Pledge Period, any Retained Collateral) to satisfy a Secured Obligation, to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or other distribution payable in respect of such Collateral (or Retained Collateral) or any part thereof and to give full discharge for the same, and (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral (or Retained Collateral); provided, that the Pledgee shall provide written notice to the Pledgor reasonably prior to taking any such action under the foregoing clauses (a) and (b).

16. Further Assurances. The Pledgor shall, at its sole cost and expense, upon request of the Pledgee, duly execute and deliver, or cause to be duly executed and delivered, to the Pledgee such further instruments and documents and take and cause to be taken such further actions as may be necessary or proper in the reasonable opinion of the Pledgee to carry out more effectually the provisions and purposes of this Agreement.

17. No Waiver. No failure on the part of the Pledgee to exercise, and no delay on the part of the Pledgee in exercising, any of its options, powers, rights or remedies hereunder, or partial or single exercise thereof, shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other option, power, right or remedy.

18. Security Interest Absolute. All rights of the Pledgee hereunder, grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Contribution Agreement, any of the Secured Obligations or any other agreement or instrument relating thereto, (b) any change in any term of all or any of the Secured Obligations or any other amendment or waiver of, or any consent to any departure from, the Contribution Agreement or any other agreement or instrument or (c) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Pledgor in respect of the Secured Obligations or in respect of this Agreement.

19. Expenses. Pledgor agrees to pay the Pledgee all reasonable out-of-pocket expenses of the Pledgee (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of, any provisions of this Agreement.

20. End of Pledge Period; Return of Collateral.

(a) For purposes of this Agreement, the “Pledge Period” means the period beginning on the date hereof and ending upon the termination of the Survival Period; provided, that, if any claim(s) asserted in any Claim Notices(s) remain outstanding at the time of termination of the Survival Period (any such claim, an “Outstanding Claim”), the Pledgee shall have the right to retain, pending resolution of such Outstanding Claim(s) pursuant to Article 3 of Exhibit C to the Contribution Agreement, and at all times subject to the terms hereof, Collateral with a Value equal to the aggregate dollar amount of such Outstanding Claims (“Retained Collateral”) and, solely with respect to such Retained Collateral, the Pledge Period shall be deemed to continue (an “Extended Pledge Period”) until the resolution pursuant to Article 3 of Exhibit C to the Contribution Agreement, of the Outstanding Claim(s) to which such Retained Collateral relates.

(b) Upon the termination of the Pledge Period (or the Extended Pledge Period, if and to the extent applicable), the Pledgor shall be entitled to, and the Pledgee promptly shall effect, the return to the Pledgor of all of the Collateral (and all other cash held as additional Collateral hereunder) that has not been used or applied toward the payment of the Secured Obligations in accordance with the terms hereof (it being understood, for the sake of clarity, that all Collateral not so used or applied shall become subject to the foregoing return obligation on and as of the Survival Date, except for any Retained Collateral, which shall become subject to the foregoing return obligation on and as of the date on which the Outstanding Claim(s) related thereto are resolved in accordance with Article 3 of Exhibit C to the Contribution Agreement). The Pledgee shall take all reasonable actions to effect and evidence the return of Collateral under this Section 20, including, without limitation, the filing of UCC termination statements with respect to, and the return to the Pledgor of certificates representing the Pledged Interests comprising, such Collateral.

(c) The assignment by the Pledgee to the Pledgor of such Collateral shall be without representation or warranty of any nature whatsoever and wholly without recourse. Notwithstanding the foregoing, the Pledgor’s release of the Pledgee and agreement to hold the Pledgee harmless set forth in the last sentence of Section 14 hereof shall survive any return of Collateral or termination of this Agreement.

21. Notices. All notices and other communications in connection with this Agreement shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

To the Operating Partnership:

Hudson Pacific Properties, L.P.

11601 Wilshire Boulevard

Suite 1600

Los Angeles, California 90025

Phone:         (310) 455-5700

Facsimile:    (310) 445-5710

Attn:            General Counsel or Chief Financial Officer

To the Pledgor:

Glenborough Fund XIV, L.P.

400 South El Camino Real, 11th Floor

San Mateo, California 94402-1708

Phone: 650-343-9300

Facsimile: 650-343-7438

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Morgan Stanley

555 California Street, Suite 2200

San Francisco, California 94104

Phone: 415-576-2027

Facsimile: 415-591-5654

Attention: Amy Gunther Price

and a copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109-2802

Phone: 617-570-1000

Facsimile: 617-523-1231

Attention: Mark Opper, Esq.

22. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Pledgee and the Pledgor.

23. Governing Law. This Agreement and the rights and obligations of the Pledgee and the Pledgor hereunder shall be construed in accordance with and governed by the law of the State of California (without giving effect to the conflict-of-laws principles thereof).

24. Dispute Resolution. This Agreement shall be subject to the provisions of Section 8.14 of the Contribution Agreement (the “Dispute Resolution Provisions”).

25. Transfer or Assignment. Except with respect to any assignment or transfer by the Pledgee to an affiliate (which shall not require the Pledgor’s consent but as to which the Pledgee will give prior written notice to the Pledgor), none of the Pledgor or Pledgee may assign or transfer any of their respective rights under and interests in this Agreement without the prior written consent of the Pledgor (if the assignor/transferee is the Pledgee) or of the Pledgee (if the assignor/transferee is the Pledgor), which consent shall not be unreasonably withheld or delayed; provided, however, that no consent of the Pledgor is required hereunder for (a) the assignment or transfer by the Operating Partnership of any of its rights under and interests in the Contribution Agreement to any permitted assignee under the Contribution Agreement or (b) the Pledgee to act hereunder as agent on behalf of any person who becomes a Indemnified Party. Upon receipt of such consent (if required under this Section 25), the Pledgee may deliver the Collateral or any portion thereof to its assignee/transferee who shall thereupon, to the extent provided in the instrument of assignment, have all of the rights and obligations of the Pledgee hereunder with respect to the Collateral, and the Pledgee shall thereafter be fully discharged from any responsibility with respect to the Collateral so delivered to such assignee/transferee. However, no such assignment or transfer shall relieve such assignee/transferee of those duties and obligations of the Pledgee specified hereunder.

26. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Pledgor and the Pledgee and their respective heirs, successors and permitted assigns, and all subsequent holders of the Secured Obligations.

27. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

28. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

29. Complete Agreement. This Agreement and the Contribution Agreement, as applicable, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

30. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

31. No Third-Party Beneficiaries. Except as may be expressly provided or incorporated by reference herein, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other Person or entity.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Pledgor has duly executed this Agreement, and the Pledgee has caused this Agreement to be duly executed by its officers duly authorized, as of the day and year first above written.

PLEDGOR:

[	]

By:

By:
Name:
Title:

PLEDGEE:

Hudson Pacific Properties, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

S-1

EXHIBIT A

TO

PLEDGE AGREEMENT

Description of Pledged Interests

Name of Pledgor	Certificate Number	Pledged Interests
Glenborough Fund XIV, L.P.	No. _____	_____ OP Units

	No. _____	_____ Series A Preferred OP Units

Exhibit A

EXHIBIT I

TO

CONTRIBUTION AGREEMENT

EXHIBIT J

TO

CONTRIBUTION AGREEMENT

FORM OF TAX PROTECTION AGREEMENT

APPENDIX A

Disclosure Schedule

APPENDIX B

Form of Articles of Amendment and Restatement

APPENDIX C

Form of Amended and Restated Bylaws

APPENDIX D

Form of Agreement of Limited Partnership